(A free translation of the original report in Portuguese)

Braskem S.A.
Quarterly Information at
September 30, 2003 and Report of Independent
Accountants on the Limited Review

(A free translation of the original report in Portuguese)

Report of Independent Accountants
on the Limited Review

To the Board of Directors and Shareholders
Braskem S.A.

1 We have carried out limited reviews of the financial information included in the Quarterly Information (ITR) of Braskem S.A. related to the quarters and periods ended September 30 and June 30, 2003, and September 30, 2002. This financial information is the responsibility of the Company's management. The limited reviews of the quarterly information related to the quarters ended September 30 and June 30, 2003, and September 30, 2002 of the jointly-controlled company Politeno Industria e Comercio S.A. and the affiliate Petroflex Industria e Comercio S.A. were conducted by other independent accountants, and our report, insofar as it relates to the amounts of these investments and the profit originated by them, is based solely on the reports of the other independent accountants. As of September 30 and June 30, 2003, these investments represented 1.43% and 1.33%, respectively, of the total assets of the Company, and equity in the profit of these companies for the nine-month periods ended September 30, 2003 and 2002, represented 5.37% and 2.10%, respectively, of the net income (loss) of the Company in these periods.

2 Our reviews were performed in accordance with standards established by the Institute of Independent Auditors of Brazil (IBRACON) and the Brazilian Federal Accounting Council (CFC) and mainly comprised: (a) inquiries of, and discussion with, officials responsible for accounting, financial and operating areas of the Company with regard to the principal criteria adopted for the preparation of the Quarterly Information, and (b) a review of the significant information and of subsequent events which have, or could have, significant effects on the Company's financial position and operations.

Braskem S.A.

3 As described in Note 1 (c) to the Quarterly Information, the shareholders, at an Extraordinary General Meeting on August 16, 2002, approved the merger of the net assets of 52114 Participacoes S.A. and OPP Produtos Petroquimicos S.A. to form Braskem S.A., as part of the Company's operating and corporate restructuring process. The companies mentioned above were merged into Braskem S.A. based on their respective shareholders' equity balances on May 31, 2002, pursuant to appraisal reports issued by independent experts. In accordance with the Merger and Justification Protocol, the changes in the net assets of the merged companies between the base date mentioned above and the actual merger date, that is, August 16, 2002, were recorded directly in the Company's accounts. However, the changes in the net assets of the merged companies between June 1, 2002 and June 30, 2002 were recorded in the Company's accounting books for the quarter ended September 30, 2002, base date of the Quarterly Information, which is presented herein for comparison purposes. Accordingly, the loss for the quarter ended September 30, 2002 is overstated by R$ 303,291 thousand.

4 Based on our limited reviews and the reports on limited reviews of Quarterly Information prepared by other independent accountants, except for the matter described in paragraph 3, we are not aware of any material modification that should be made to the Quarterly Information referred to in the first paragraph for it to be in conformity with the accounting practices adopted in Brazil for the preparation of Quarterly Information, consistent with the regulations of the Brazilian Securities Commission
     (CVM).

5 The management of the former indirect subsidiary OPP Quimica S.A., which was merged into Braskem S.A. in March 2003, based on the decision of the Supreme Court (STF), recorded an Excise Tax (IPI) gain in the amount of R$ 1,030,125 thousand. Although the National Treasury has filed an appeal, as described in Note 6 (i), management has concluded, based on the opinion of its legal advisors, that this appeal cannot significantly alter the receivable recorded by the former subsidiary.

Braskem S.A.

6 As described in Note 14 (c) to the Quarterly Information, rescissory actions were filed against the Company and certain subsidiaries, which are intended to overturn final higher court judicial decisions which exempted them from paying the Social Contribution on Net Income enacted by Law 7689/88. The outcome of this matter cannot presently be determined. In addition, as described in Note 17, the Company and its subsidiaries are parties to other judicial and administrative processes of a tax, civil and labor nature, including the lawsuit regarding the validity of clause 4 of the Collective Labor Agreement of SINDIQUIMICA, from which their management do not expect significant losses in excess of the amounts already accrued for these matters. The Quarterly Information of the Company does not include a provision for losses from potential unfavorable outcomes to the social contribution and clause 4 lawsuits.

7 The Company belongs to a group of companies comprising the Braskem Group and carries out material financial and commercial transactions at significant amounts with its subsidiaries and other companies of the Braskem Group, in conformity with the terms described in Note 5 to the Quarterly Information.

8 As described in Note 1 (c) to the Quarterly Information, the Company is involved in a broad corporate reorganization process, as part of the overall reorganization of the Brazilian petrochemical industry, which was intended to give the industry a more adequate capital structure, greater profitability, competitiveness and scale. As described in Notes 1 (c) and 23, new stages of the corporate restructuring process are under way. The Company has been and may continue to be affected by the outcome of this process, from an economic and/or corporate viewpoint. The outcome of the reorganization process of the petrochemical industry will determine how the Company will continue its operations, including the management of its assets and liabilities.

9 As described in Note 1 (b) to the Quarterly Information, at September 30, 2003, the Company had insufficiency of current assets over liabilities in the amount of R$ 2,179,429 thousand (consolidated - R$ 1,304,990 thousand), and requires further long-term resources to meet its short-term liabilities. The plans of management and shareholders to provide the Company with an adequate capital structure are described in Note 1 (b).

Braskem S.A.

10 As described in Notes 8 and 10 to the Quarterly Information, the Company recognized in its financial statements goodwill on the acquisition of investments based on the appreciation of fixed assets and the future profitability of the investees. These goodwill balances are being amortized in accordance with the period of return defined in the independent appraisal reports and the financial projections prepared by management. The maintenance of the goodwill balances and the current amortization criteria in the financial statements for the coming years will depend upon the realization of the projected cash flows, income and expenses used by the appraisers in determining the future appreciation and profitability of the investments.

11 Our limited reviews were conducted for the purpose of issuing a report on the Quarterly Information referred to in the first paragraph, taken as a whole. The statement of cash flows prepared by management for the nine-month period ended September 30, 2003 only, which is presented to provide supplementary information on the Company, is not required as an integral part of the Quarterly Information. The statement of cash flows was subject to the limited review procedures described in the second paragraph, and we are not aware of any material modifications that should be made to the statement of cash flows for it to be fairly presented, in all material respects, in relation to the Quarterly Information taken as a whole.

Salvador, October 31, 2003

PricewaterhouseCoopers                         Marco Aurelio de Castro e Melo
Auditores Independentes                        Contador CRC 1SP153070/O-3 "S" BA
CRC 2SP000160/O-5 "F" BA

Braskem S.A.

                                                                                  (A free translation of the original in Portuguese)
Balance sheet at September 30
In thousands of reais
------------------------------------------------------------------------------------------------------------------------------------
Assets                                                                                     9/30/2003               6/30/2003
                                                                                  -------------------      ------------------
                                                                                         (Unaudited)             (Unaudited)

Current assets
   Cash and banks                                                                            100,868                  54,858
   Financial Investments                                                                         500                     490
   Trade accounts receivable                                                               1,194,660                 892,016
   Marketable securities                                                                      41,728                   7,494
   Notes receivable                                                                           19,563                  17,283
   Inventories                                                                               662,628                 810,980
   Taxes recoverable                                                                         347,188                 238,370
   Prepaid expenses                                                                           26,182                  29,151
   Dividends and interest on own  capital                                                        358                   9,947
   Advances to suppliers                                                                      26,549                  16,452
   Investments for sale                                                                                               90,569
   Other                                                                                      91,508                  77,889
                                                                                  -------------------      ------------------

                                                                                           2,511,732               2,245,499
                                                                                  -------------------      ------------------

Long-term receivables
   Notes receivable                                                                          339,805                 338,787
   Trade accounts receivable                                                                  14,224                  40,980
   Advance for future capital increase                                                         6,664                   6,477
   Related companies                                                                         387,836                 764,100
   Taxes recoverable                                                                         589,845                 668,497
   Judicial deposits                                                                         126,629                 118,732
   Deferred income tax                                                                       165,620                 123,682
   Inventories                                                                                59,833                  59,833
   Marketable securities                                                                      37,777                  48,877
   Other                                                                                         628                     666
                                                                                  -------------------      ------------------

                                                                                           1,728,861               2,170,631
                                                                                  -------------------      ------------------

Permanent assets
   Investments                                                                             4,531,419               4,438,685
      Associated companies                                                                    27,899                  26,686
      Subsidiaries and jointly-controlled entities                                         4,489,349               4,397,799
      Other investments                                                                       14,171                  14,200
   Property, plant and equipment                                                           3,542,841               3,545,086
   Deferred charges                                                                        1,620,577               1,666,440
                                                                                  -------------------      ------------------

                                                                                           9,694,837               9,650,211
                                                                                  -------------------      ------------------

Total Assets                                                                              13,935,430              14,066,341
                                                                                  ===================      ==================

Braskem S.A.

Balance sheet at September 30
In thousands of reais
------------------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity                                                             9/30/2003            6/30/2003
                                                                                       --------------------    ------------------
                                                                                               (Unaudited)           (Unaudited)

Current liabilities
   Loans and financing                                                                           2,622,400             2,176,940
   Debentures                                                                                                             49,470
   Suppliers                                                                                     1,283,772             1,451,273
   Taxes, charges and social contributions payable                                                  67,989               133,307
   Dividends payable                                                                                   754                   754
   Related parties                                                                                 306,403               636,309
   Advances to customers                                                                           229,586               287,851
   Salaries and social charges                                                                      27,271                23,445
   Advances on purchase of credit rights                                                            92,442               104,370
   Other                                                                                            60,544                79,563
                                                                                       --------------------    ------------------

                                                                                                 4,691,161             4,943,282
                                                                                       --------------------    ------------------

Long-term liabilities
   Loans and financing                                                                           1,962,313             2,013,323
   Debentures                                                                                    1,429,904             1,330,688
   Provisions for loss on investments                                                              695,193               676,718
   Related parties                                                                               2,159,617             2,113,258
   Suppliers                                                                                        61,657                59,656
   Taxes and contributions payable                                                                 484,359               489,580
   Deferred taxes and contributions                                                                  9,853                10,000
   Other accounts payable                                                                           88,332                53,349
                                                                                       --------------------    ------------------

                                                                                                 6,891,228             6,746,572
                                                                                       --------------------    ------------------

Shareholders' equity
   Paid-up capital                                                                               1,887,422             1,847,767
      Common shares                                                                                706,305               666,650
      Preferred class "A" shares                                                                 1,174,887             1,174,887
      Preferred class "B" shares                                                                     6,230                 6,230
   Capital reserves                                                                                749,573               753,996
   Accumulated deficit                                                                           (283,954)             (225,276)
                                                                                       --------------------    ------------------

                                                                                                 2,353,041             2,376,487
                                                                                       --------------------    ------------------

Total Liabilities and Shareholders' Equity                                                      13,935,430            14,066,341
                                                                                       ====================    ==================

The accompanying notes are an integral part of these financial statements.

Braskem S.A.

                                                                                  (A free translation of the original in Portuguese)
Statement of operations
In thousands of reais
------------------------------------------------------------------------------------------------------------------------------------
                                                                              7/1/2003 to 9/30/2003       1/1/2003 to 9/30/2003
                                                                             -----------------------    ------------------------
                                                                                         (Unaudited)                 (Unaudited)
Gross sales
   Domestic market                                                                        1,882,358                   5,845,318
   Foreign market                                                                           456,724                   1,131,391
   Deductions from gross sales                                                            (419,390)                 (1,350,552)
                                                                             -----------------------    ------------------------

Net sales revenue                                                                         1,919,692                   5,626,157
Cost of sales and/or services rendered                                                  (1,549,791)                 (4,610,961)
                                                                             -----------------------    ------------------------

Gross profit                                                                                369,901                   1,015,196
                                                                             -----------------------    ------------------------

Operating expenses/income
   Selling                                                                                 (32,911)                    (75,223)
   General and administrative                                                              (50,861)                   (144,399)
   Financial                                                                              (331,851)                   (296,062)
      Financial income                                                                      154,718                     115,340
      Financial expenses                                                                  (486,569)                   (411,402)
Other operating income                                                                       15,578                      43,502
Depreciation and amortization                                                              (58,924)                   (153,208)
Other operating expenses                                                                       (66)                    (25,133)
Equity in the earnings of subsidiary and associated companies                              (19,008)                     102,874
   Equity accounting                                                                         35,316                      80,982
   Amortization of (goodwill) negative goodwill, net                                       (37,209)                   (134,725)
   Exchange variation                                                                      (10,714)                     127,119
   Provision for losses in subsidiaries                                                     (6,399)                     (8,294)
   Other                                                                                        (2)                      37,792
                                                                             -----------------------    ------------------------

                                                                                          (478,043)                   (547,649)
                                                                             -----------------------    ------------------------

                                                                              7/1/2002 to 9/30/2002       1/1/2002 to 9/30/2002
                                                                             -----------------------     -----------------------
                                                                                         (Unaudited)                (Unaudited)
Gross sales
   Domestic market                                                                        1,131,749                   2,629,529
   Foreign market                                                                           144,110                     251,611
   Deductions from gross sales                                                            (261,634)                   (593,733)
                                                                             -----------------------     -----------------------

Net sales revenue                                                                         1,014,225                   2,287,407
Cost of sales and/or services rendered                                                    (847,219)                 (1,948,292)
                                                                             -----------------------     -----------------------

Gross profit                                                                                167,006                     339,115
                                                                             -----------------------     -----------------------

Operating expenses/income
   Selling                                                                                  (3,889)                    (33,760)
   General and administrative                                                              (36,128)                    (73,184)
   Financial                                                                              (734,630)                 (1,209,240)
      Financial income                                                                      167,655                     247,474
      Financial expenses                                                                  (902,285)                 (1,456,714)
Other operating income                                                                      (7,377)                      54,056
Depreciation and amortization                                                               (5,156)                    (24,177)
Other operating expenses
Equity in the earnings of subsidiary and associated companies                           (1,006,610)                 (1,024,767)
   Equity accounting                                                                      (596,944)                   (601,985)
   Amortization of (goodwill) negative goodwill, net                                       (49,455)                   (109,596)
   Exchange variation                                                                     (273,636)                   (226,611)
   Provision for losses in subsidiaries                                                    (86,575)                    (86,575)
   Other
                                                                             -----------------------     -----------------------

                                                                                        (1,793,790)                 (2,311,072)
                                                                             -----------------------     -----------------------

Braskem S.A.

Statement of operations
In thousands of reais                                                                                                    (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                              7/1/2003 to 9/30/2003       1/1/2003 to 9/30/2003
                                                                             -----------------------    ------------------------
                                                                                         (Unaudited)                 (Unaudited)
Operating income (loss)                                                                   (108,142)                     467,547
Non-operating income (loss), net                                                            (5,697)                    (22,426)
                                                                             -----------------------    ------------------------

Income (loss) before taxes and participations                                             (113,839)                     445,121
Provision for income tax and social contribution                                             13,076                    (58,803)
Deferred Income Tax                                                                          42,085                      21,303
                                                                             -----------------------    ------------------------


Income (loss) for the period                                                               (58,678)                     407,621
                                                                             =======================    ========================

NUMBER OF SHARES, EX-TREASURY (thousands)                                                 3,399,688                   3,399,688
                                                                             =======================    ========================

INCOME (LOSS) PER SHARE (whole reais)                                                     (0.01726)                     0.11990
                                                                             =======================    ========================


------------------------------------------------------------------------------------------------------------------------------------
                                                                              7/1/2002 to 9/30/2002       1/1/2002 to 9/30/2002
                                                                             -----------------------     -----------------------
                                                                                         (Unaudited)                 (Unaudited)
Operating income (loss)                                                                 (1,626,784)                 (1,971,957)
Non-operating income (loss), net                                                                  8                    (47,207)
                                                                             -----------------------     -----------------------

Income (loss) before taxes and participations                                           (1,626,776)                 (2,019,164)
Provision for income tax and social contribution                                                                         57,234
Deferred Income Tax
                                                                             -----------------------     -----------------------


Income (loss) for the period                                                            (1,626,776)                 (1,961,930)
                                                                             =======================     =======================

NUMBER OF SHARES, EX-TREASURY (thousands)                                                 3,343,693                   3,343,693
                                                                             =======================     =======================

INCOME (LOSS) PER SHARE (whole reais)                                                     (0.48652)                   (0.58676)
                                                                             =======================     =======================

The accompanying notes are an integral part of these financial statements.

                              (A free translation of the original in Portuguese)
Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

1    Operations

(a) Braskem S.A. (hereinafter "Braskem" or "Company") is a first and second generation petrochemical company, whose corporate objective is the manufacturing, trade, importing and exporting of chemical and petrochemical products and fuels, as well as the production and supply of steam, water, compressed air and electric power to the companies in the Camacari Petrochemical Complex in Bahia, Brazil, and the rendering of services to those companies. The Company also maintains investments in other companies, either as a partner or shareholder.

(b) At September 30, 2003, the Company had negative working capital in the amount of R$ 2,179,429 thousand (consolidated - R$ 1,304,990 thousand). The consolidated balance includes R$ 1,095,423 thousand related to advances on export contracts and advances from foreign customers of Braskem and its subsidiaries that will be amortized with future exports. Approximately 67% of these loans are indexed to the U.S. dollar exchange rate, which closed at R$ 2.9234 on September 30, 2003. To reduce the demand for working capital, the Company's and its subsidiaries' management depend on: (1) gross operating cash generation, which exceeded R$ 1.7 billion during the period from October 2002 to September 2003; (2) the extension of the payment dates of its main supplier obligations; and (3) new funding backed by export flows, such as transactions in the negotiation phase which amount to approximately R$ 1,770,000 thousand, including the public offer of debentures mentioned in Note(23(e)), as well as receivables securitization transactions in the amount of R$ 200 million.

(c)  Formation of Braskem

     As part of the corporate restructuring process of the Brazilian petrochemical sector, announced by the Company as relevant events dated July 31, 2001, July 26, 2002, March 14, 2003 and July 16, 2003, the main corporate changes can be summarized as follows:

     o Braskem was formed on August 16, 2002, through the merger into the Company of the petrochemical and chemical assets belonging to the Odebrecht and Mariani Groups, comprising OPP Produtos Petroquimicos S.A ("OPP PP") and 52114 Participacoes S.A, at the time the holding company for Nitrocarbono S.A. As prescribed in the Merger and Justification Protocol, these mergers were carried out through the exchange of shares in the Odebrecht/Mariani Assets for new shares issued by the Company, based on reports of economic appraisals of the companies involved, prepared by an investment bank.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

          The effects of the shareholders' equity variation between the date of the appraisal report, May 31, 2002, and the date of the Extraordinary General Meeting, August 16, 2002, were recorded in the Company's results of operations as equity in investments, amounting to a loss of R$ 303,291 thousand.

          As a result of the mergers, the Company's paid-in capital increased from R$ 1,201,590 thousand to R$ 1,845,399 thousand, through the issue of 579,397,986 new common shares and 1,026,498,803 new class "A" preferred shares.

          The Company assumed the goodwill included in the companies' stockholders' equity, as follows: (i) in OPP PP, R$ 1,935,406 thousand, the economic rationale of which is based on the future profitability and surplus of fixed assets of the then indirect subsidiaries OPP Quimica S.A ("OPP Quimica") and Trikem S.A ("Trikem"), determined in appraisal reports by independent experts, and (ii) in 52114, R$ 56,611 thousand, the economic rationale of which is directly associated to the surplus of fixed assets of the then subsidiary Nitrocarbono S.A ("Nitrocarbono").

          As required by law, the market concentration notice relating to the change in control of Braskem was filed on a timely basis with the antitrust authorities. In July 2002, the Secretariat for Monitoring of Economic Activities (SEAE) of the Finance Ministry issued a favorable opinion. On May 2, 2003, the Secretariat of Economic Law (SDE) of the Ministry of Justice issued an unqualified opinion on the transaction, which was subsequently sent to the Administrative Economic Defense Council (CADE) for analysis. To this date, the transaction is still pending decision by CADE.

     o Partial spin-off of subsidiary Odebrecht Quimica S.A. ("Odequi"), in March 2003, comprising its interest in OPP Quimica e, subsequently, the merger of OPP Quimica, Nitrocarbono S.A and Economico S.A. Empreendimentos - ESAE into the Company. These mergers were made based on their net book value as of December 31, 2002.

          The net asset variations of the merged companies as from January 1, 2003, belonged to Braskem. Accordingly, in each line of the statement of operations of Braskem in 2003, the amounts of the merged companies are presented. To facilitate the comparison of the statements of operations for the periods ended September 3, 2003 and 2002, the results of the merged companies for the third quarter and nine-month periods ended September 30, 2002 are presented below.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

Statement of operations of the merged companies
(Third quarter and nine-month period ended September 30, 2002)

                                                                                            In thousands of reais
                                                                           ---------------------------------------
                                                                                                      OPP Quimica
                                                                           ---------------------------------------
                                                                                                       Nine-month
                                                                                   3rd Quarter             period
                                                                           -------------------- ------------------
Statement of operations
   Gross sales
     Local market                                                                      599,754          1,615,087
     Foreign market                                                                     98,554            420,086
   Sales taxes, freight and returns                                                  (172,914)          (471,410)
   Cost of products and services                                                     (407,239)        (1,267,937)
                                                                           -------------------- ------------------

   Gross profit                                                                        118,155            295,826
                                                                           -------------------- ------------------

   Operating expenses, net                                                           (568,747)        (1,252,175)
   Non-operating expenses, net                                                        (13,000)           (36,416)
                                                                           -------------------- ------------------

   Loss before taxation                                                              (463,592)          (992,763)

   Income tax                                                                              147                368
                                                                           -------------------- ------------------

   Net loss for the period                                                           (463,445)          (992,395)
                                                                           ==================== ==================

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

Statement of operations of the merged companies (continued)
(Third quarter and nine-month period ended September 30, 2002)

                                                                                             In thousands of reais
                                                          ---------------------------------------------------------
                                                                         Nitrocarbono                         ESAE
                                                          ---------------------------- ----------------------------
                                                                           Nine-month                   Nine-month
                                                           3rd quarter         period   3rd quarter         period
                                                          ------------- -------------- -------------  -------------
Statement of operations
  Gross sales
     Local market                                               71,132        169,482
     Foreign market                                              7,980         21,480
   Sales taxes, freight and returns                           (11,153)       (28,301)
   Cost of products and services                              (58,092)      (153,139)
                                                          ------------- -------------- -------------  -------------

   Gross profit                                                  9,867          9,522
                                                          ------------- -------------- -------------  -------------

   Operating income (expenses), net                           (15,344)       (28,145)         8,362         14,676
   Non-operating expenses, net                                    (12)        (1,016)
                                                          ------------- -------------- -------------  -------------

   Income (loss) before social contribution
       and income tax                                          (5,489)       (19,639)         8,362         14,676

   Social contribution and income tax                              584          1,732
                                                          ------------- -------------- -------------  -------------

   Net income (loss) for the period                            (4,905)       (17,907)         8,362         14,676
                                                          ============= ============== =============  =============

     o Company's capital increase by R$ 37 thousand, on March 31, 2003, which was subscribed and paid-up through the transfer of the shareholders' equity of Nitrocarbono, less the interest in the investee held by the Company. 67,698 preferred class "A" shares were issued, and the capital increased to R$ 1,845,436 thousand. The shares which could not be issued to the withdrawing shareholders of Nitrocarbono were sold on stock exchanges, as decided at the General Meeting.

     o Also in March 2003, ODEQUI shareholders approved a capital increase, which was subscribed by the Company with the contribution of its shares in Trikem and OPE Investimentos S.A. ("OPE Investimentos"). These shares were included in the Company's net assets as from the merger of OPP Quimica. The capital increase was based on the February 28, 2003 financial statements.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     o On June 30, 2003, the Company executed a Private Agreement for Assumption of Indebtedness, whereby it assumed the debt of its subsidiary Copene Participacoes S.A. ("Copene Participavoes") to Polialden Petroquimica S.A. ("Polialden"), based on the balance of R$ 30,158 thousand on May 31, 2003.

          Under this Agreement, the Company also assumed Copene Participavoes' liabilities in connection with financing from BNDES (May 31, 2003 - R$ 38,910 thousand) for the purchase of shares in Polialden and Politeno Industria e Comercio S.A. ("Politeno") upon privatization.

     o On June 30, 2003, subsidiary Copene Participacoes reduced its capital by R$ 338,125 thousand, while the number of shares remained unaltered. As a result of such reduction, the Company received shares held by Copene Participacoes in Polialden and Politeno, amounting to R$ 177,503 thousand and R$ 160.622 thousand, respectively.

     o In July 2003, the Company increased its ownership of the subsidiaries Trikem and Polialden, from 69.40% to 92.91% and from 66.70% to 100%, respectively, through negotiations with the minority shareholders Nissho Iwai Corporation ("Nissho Iwai") and Mitsubishi Chemical Corporation ("Mitsubishi").

          Mitsubishi sold its interests in Trikem and Polialden for R$ 28,008 thousand and R$ 16,173 thousand, respectively. The Company made a down payment equal to 10% of the total purchase price, corresponding to R$ 4,460 thousand, while the remaining amount due, converted into U.S. dollars, will be paid over 4 years, and may be accelerated subject to certain covenants. If the final decision on the claims filed by class "B" preference shareholders against Polialden favors Polialden, or if the parties reach an agreement on the matter, Mitsubishi will be entitled to receive the additional amount of R$ 21,570 thousand. In the event of an unfavorable final decision, Mitsubishi will be entitled to receive an additional payment of R$ 5,400 thousand. Such payment must be made simultaneously with the remaining portion of the purchase price or, should the final decision be passed after full payment of the purchase price, within 6 days from the final sentence on the related claims. A recent lower court sentence considered the claim totally unfounded, stating that the different treatment to preference shares in Polialden was lawful, as such shares were issued based on special legislation relating to the application of tax incentives.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

          Nissho Iwai chose to exchange its interests in Trikem and Polialden for interests in the Company, based on the following exchange ratios:
          (i) one common share issued by the Company for 69.47 common shares issued by Trikem and (ii) one common share issued by the Company for
          1.89 common shares issued by Polialden.

          Common shares in Trikem and Polialden held by Nissho Iwai were transferred to the Company through the net assets of NI Participacoes Ltda. ("NI Par"), a subsidiary of Nissho Iwai, whose only assets were the interests in Trikem and Polialden. The Accounting Appraisal Report on the company, dated May 31, 2003 (the merger base date), was prepared by independent experts and submitted to a General Meeting.

          As to the other common shareholders of Trikem, such as Portus - Instituto de Seguridade Social ("Portus"), holder of 1,522,312,099 common shares representing 7.09% of the voting capital, and other individual shareholders, representing 0.0025% of the voting capital, on August 29, 2003, the Company filed with the Brazilian Securities Commission ("CVM") a registration of public offer for increase in its investment, to provide such shareholders with the opportunity to migrate to Braskem under the same exchange ratio applicable to Nissho Iwai.

     o In August 2003, subsidiary Odequi exchanged with BNDES Participacoes S.A ("BNDESPAR") 302,648,996 preference shares in Trikem, representing
          0.49 % of its total capital, for 27,268,260 shares in CINAL - Companhia Alagoas Industrial ("CINAL"), of which 9,553,982 were common shares, 12,937,290 were class "A" preference shares, and 4,776,988 were class "C" preference shares, representing 15.97% of the company total capital.

     o Also in August 2003, Trikem purchased from parent company Odequi the shares in CINAL, at the book value cost of R$ 13.219 thousand (Note 8
          (d)).

     o In August 2003, the Company exchanged its class "C" preference shares in NORCELL S.A. ("NORCELL"), corresponding to 10.54% of the capital, for common shares in CETREL S.A. - Empresa de Protecao Ambiental ("CETREL"), held by Klabin S.A., corresponding to 4.99% of the capital. The Company interests in CETREL increased from 21.08% to 26.07%. Goodwill on CETREL shares determined by Braskem amounted to R$ 6,929 thousand, based on the future profitability of CETREL, to be amortized over a maximum period of 10 years, starting August 2003.

     o Under a Private Agreement for the Purchase and Sale of Shares, dated July 31, 2003, the Company sold 100% of its investment in NORCELL to Klabin S.A, for US$ 25,170 thousand, originally scheduled to be paid in 32 quarterly installments as of October 2003. In September 2003, the Company agreed to a discount of R$ 28,070 thousand to allow for acceleration of payments.

     The Company and its subsidiaries may continue to be affected, at the economic and/corporate levels, by the conclusion of the restructuring process of the Brazilian petrochemical industry.

(d)  Corporate Governance

     Braskem was created according to modern corporate governance practices, following principles that value transparency and respect for shareholders, creating conditions for the development and maintenance of a long-term relationship with its investors.

     This commitment is ratified in the Company's new By-laws, which, for example, grant to all shareholders (common and preferred class "A" and "B") the right to participate under the same terms and conditions in the event of sale of the control of the Company, and establish a permanent Fiscal Council, for which minority shareholders are entitled to elect one member and his alternate.

     These principles are also present in the new Braskem Code of Conduct and the Policies for Disclosure of Information to the Market and Negotiation of Shares.

     As a result of this effort, on February 13, 2003, Braskem enrolled in Level 1 of Differentiated Corporate Governance of the Sao Paulo Stock Exchange (BOVESPA), which mainly commits the Company to improvements in providing information to the market and in the dispersion of shareholdings (25% of free-float). Upon enrollment in Level 1, Braskem assumed the commitment of enrolling in Level 2 of BOVESPA in up to two years.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

2    Financial Statements and Significant Accounting Practices

I Financial statements prepared in accordance with Brazilian corporate legislation

     In the comparative evaluation of the Quarterly Information (ITR) for the nine-month periods and quarters ended September 30, 2003 and September 30, 2002 and June 30, 2003, the following main aspects shall be considered:

Main aspects                                                                        Note
---------------------------------------------------------------------------------   ---------------------------

Merger of OPP Quimica, Nitrocarbono and ESAE on March 31, 2003                      Note 1(c)
Corporate restructuring of the subsidiary Copene Participacoes                      Note 1(c)
Increased investments in subsidiaries Trikem and Polialden                          Note 1(c)
Funding - MTN                                                                       Note 11 (e) and 23 (a)
Sale of investment in NORCELL                                                       Note 1 (c)

     The Company's Quarterly Information was prepared in accordance with the accounting practices adopted in Brazil and also in compliance with the standards and procedures determined by the Brazilian Securities Commission
     (CVM), summarized as follows:

(a)  Use of estimates

     In the preparation of the accounting information, it is necessary to use estimates to record certain assets, liabilities and other transactions. The accounting information includes, therefore, various estimates regarding the selection of the useful lives of property, plant and equipment, goodwill amortization, provisions for contingencies, income tax and other similar provisions.

(b)  Determination of results of operations

     Results of operations are determined on the accrual basis of accounting. The provision for income tax and Value Added Tax on Sales and Services
     (ICMS) expenses are recorded gross of the tax incentive amounts, with the amounts related to tax exemption and reduction recorded in capital reserves.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The Company has recognized in its results the market value of the derivative contracts, and recorded asset or liability accounts for the contracts with positive or negative market values, respectively (Note 19(b)). At September 30, 2003, the net market value of the contracts is positive in R$ 33,810 thousand (positive in R$ 38,083 thousand at September 30, 2002).

     The sales transactions between the Company and the merged companies (Note 1(c)) between January 1 and March 31, 2003 were properly excluded, and the taxes resulting from these sales, in the amount of R$ 24,191 thousand, were reclassified as "Other operating expenses".

(c)  Current assets and long-term receivables

     Financial investments and marketable securities are shown at cost, including accrued income up to the balance sheet date, and adjusted for a provision for loss, when applicable.

     Inventories are stated at average purchase or production cost, which is lower than replacement cost or realizable value. Imports in transit are stated at the accumulated cost of each import.

     The allowance for doubtful accounts is set up in an amount considered sufficient by management to cover possible losses on the realization of the receivables, based on the Company's loss experience, and includes the entire amount of accounts in litigation.

     Considering the requirements of CVM Deliberations 273 and 371, the deferred income tax is stated at its probable value of realization, which is expected to occur as described in Note 14 (b).

     The other assets are shown at realizable values, including, where applicable, accrued income and monetary variations, or at cost in the case of prepaid expenses.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(d)  Permanent assets

     These assets are stated at cost including restatements through December 31, 1995 and take the following into consideration:

     - Investments in subsidiary, jointly-controlled and associated companies are accounted for on the equity method, plus unamortized goodwill (less negative goodwill). Goodwill is based on the appreciation of assets and future profitability of investments and is amortized as described in Note 8. Other investments are evaluated at the cost of acquisition.

     - Property, plant and equipment are shown at cost and, as from 1997, include capitalized interest incurred during the expansion of production capacity of the plants.

     - Depreciation of property, plant and equipment is recorded on the straight-line method at the rates mentioned in Note 9.

     - Amortization of deferred charges is recorded over a period of 10 years, as from the time benefits begin to accrue. Goodwill of merged companies is amortized over the period of future profitability up to ten years.

(e)  Current and long-term liabilities

     These liabilities are stated at known or estimated amounts, including accrued charges and monetary or exchange corrections, when applicable. The provision for loss in subsidiaries is recorded based on the capital deficiency (excess of liabilities over assets) of these companies. It is recorded as a long-term liability, as a contra-entry to equity in the earnings.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

II   Consolidated financial statements

(a) The consolidated financial statements were prepared in accordance with Brazilian Corporate Legislation, accounting practices adopted in Brazil and CVM instructions, and include the financial statements of the Company and its subsidiaries and jointly-controlled subsidiaries in which it has direct or indirect share control, as shown below:

                                                                                    Interest in total capital (%)
                                                                --------------------------------------------------
                                                                Head office
                                                                (country)        Sept 2003    June 2003  Sept 2002
                                                                -------------- -----------  ----------- ----------

Subsidiary companies
   COPENE MONOMEROS ESPECIAIS S.A. ("COPENE MONOMEROS")         Brazil              87.24        87.24      87.24
   TEGAL - Terminal de Gases Ltda. ("TEGAL") (i)                Brazil              84.36        84.36      82.00
   CPN Incorporated Ltd. ("CPN Inc.")                           Cayman Islands     100.00       100.00     100.00
   CPN Distribuidora de Combustiveis Ltda. ("CPN                Brazil             100.00       100.00     100.00
   Copene Participacoes S.A.                                    Brazil             100.00       100.00      43.69
   ESAE (ii)                                                    Brazil                                     100.00
   Proppet Overseas Ltd. ("Proppet Overseas")                   Bahamas            100.00       100.00     100.00
   Odequi Investments Ltd. ("OIL")                              Bahamas            100.00       100.00     100.00
   Odequi Overseas Inc. ("OVERSEAS")                            Cayman Islands     100.00       100.00     100.00
   Odequi (iii)                                                 Brazil              98.63        98.63      98.39
   OPP Quimica (ii)                                             Brazil                                     100.00
   Trikem (iv)                                                  Brazil              10.06         1.77       1.77
   OPP Finance Ltd. ("OPP Finance") (xiii)                      Cayman Islands     100.00       100.00     100.00
   OQPA Administracao e Participacoes Ltda. ("OQPA") (xiii)     Brazil             100.00       100.00     100.00
   CPP - Companhia Petroquimica Paulista ("CPP")(xiii)          Brazil              90.71        90.71      90.71
   Lantana Trading Company Inc. ("Lantana")(xiii)               Bahamas            100.00       100.00     100.00
   Investimentos Petroquimicos Ltda. ("IPL") (xiii)             Brazil             100.00       100.00     100.00
   Polialden (v)                                                Brazil              56.27        42.64
   Nitrocarbono (ii)                                            Brazil                                     100.00

Jointly-controlled entities (vi)
   CETREL S.A. - Empresa de Protecao Ambiental ("CETREL")       Brazil              26.07        21.08      18.46
   Codeverde Companhia de Desenvolvimento
        Rio Verde ("CODEVERDE")                                 Brazil              35.42        35.42      35.42
   NORCELL S.A. ("NORCELL") (viii)                              Brazil              33.49        33.49      88.42
   COPESUL - Companhia Petroquimica do Sul ("COPESUL")  (ix)    Brazil              23.67        23.67      20.67

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The indirect holdings included in the consolidation are as follows:

                                                                                                    Interest in
                                                                                             total capital  (%)
                                                                                --------------------------------

                                                                  Head office    Sept 2003  Jun 2003   Sept 2002
                                                                  (country)
                                                                  ------------- -------- ----------- -----------
Direct subsidiaries of Odequi
    OPE Investimentos (x) (xiii)                                  Brazil          89.41       89.41       89.41
    Trikem (xi)                                                   Brazil          41.02       41.51       38.09

Direct subsidiaries of Trikem
    CINAL (xii)                                                   Brazil          63.03       47.06       47.60
    CPC Cayman Ltd. ("CPC Cayman")                                Cayman         100.00      100.00      100.00
                                                                  Islands
    TRK Brasil Trust S.A. ("TRK")                                 Brazil         100.00      100.00       99.50
    Odebrecht Mineracao e Metalurgia Ltda. ("OMML")               Brazil         100.00      100.00       99.99

Direct subsidiary of COPESUL - Companhia Petroquimica do Sul
    COPESUL - International Trading Inc.                          Bahamas        100.00      100.00

Direct subsidiary of NORCELL (viii)
    COPENER Florestal Ltda.                                       Brazil                     100.00      100.00

(i) On a consolidated basis, the participation in the capital of TEGAL, including the participation held by Trikem, is 90.79%.
(ii)   Companies merged on March 31, 2003 (Note 1 (c)).
(iii) In the consolidated, the total participation in the capital of Odequi, including the participation held by the subsidiary OVERSEAS, is 100%.
(iv) On a consolidated basis, the total participation in the capital of Trikem, including the participation held by the subsidiary Odequi, is 51.08%.
(v) Investments consolidated in September 2002 through former subsidiary ESAE. As described in Note 1(c), in June 2003, the Company obtained direct ownership in Polialden and Politeno.
(vi) Investments were proportionally consolidated, as prescribed in CVM Instruction 247/96.
(vii) On a consolidated basis, the participation in the capital of CETREL, including the participations held by the subsidiaries Trikem and Polialden, is 41.02%.
(viii) Investment sold in August 2003 (Note 1(c)).
(ix) On a consolidated basis, the participation in the capital of COPESUL, including the participation held by the subsidiary OPE Investimentos, is 29.46%.
(x) On a consolidated basis, the total participation in the capital of OPE Investimentos, including the participation held by the subsidiary OVERSEAS, is 100%.
(xi) In August 2003, Odequi exchanged with BNDESPAR 0.49% of the total capital of Trikem. (Note 8(d)).
(xii) In August 2003, Trikem acquired 15.97% of the total capital of CINAL, through an exchange transaction between Odequi and BNDESPAR.
(xiii) Investments consolidated in September 2002 by former subsidiary OPP Quimica.

(b) In the consolidated financial statements, the investments in subsidiaries and the equity in the results of subsidiaries, as well as the intercompany assets, liabilities, income, expenses and unrealized gains arising from transactions between consolidated companies, were eliminated. Minority interest in the equity and in the results of subsidiaries has been segregated in the consolidated balance sheet and statement of operations, respectively.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(c) For a better presentation of the consolidated financial statements, the cross-holdings between Copene Participacoes and the Company, arising from the corporate reorganization described in Note 1(c), were reclassified as treasury stock. The reconciliation between the parent company and consolidated shareholders' equity as of September 30, 2003 is as follows:

                                                                                     In thousands of reais
                                                                        -----------------------------------
                                                                                                Net income
                                                                          Shareholders'      for the nine-
                                                                                 equity       month period
                                                                        ---------------- ------------------

Parent company                                                                2,353,041            407,621
   Cross-holdings classified as treasury stock                                 (13,110)
   Exclusion of the gain on sale of OPE Investimentos (*)                      (33,665)              3,091
                                                                        ---------------- ------------------

Consolidated                                                                  2,306,266            410,712
                                                                        ================ ==================

(*) Exclusion of the gain on the sale of 1,011,660 shares in OPE Investimentos, between OIL and OPP Quimica, and the amortization of the related goodwill.

3    Trade Accounts Receivable

                                                                                       In thousands of reais
                                                                       --------------------------------------

                                                                             Sept 2003              June 2003
                                                                       ------------------  ------------------
Customers
   Local market                                                                  834,456             772,727
   Foreign market                                                                624,620             484,881
Discounts receivable                                                           (105,089)           (175,460)
Advances on foreign deliveries                                                  (80,598)            (88,464)
Allowance for doubtful accounts                                                 (64,505)            (60,688)
                                                                       ------------------  ------------------

                                                                               1,208,884             932,996
Long-term receivables                                                           (14,224)            (40,980)
                                                                       ------------------  ------------------

Current assets                                                                 1,194,660             892,016
                                                                       ==================  ==================

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The Company has been adopting an additional policy of liquidating domestic trade accounts, which consists mainly of the sale of its receivables to a securitization company which, with funds obtained through the placement of debentures, pays the Company in less time than the normal maturity of these customer receivables.

     On June 6, 2002, OPP Quimica S.A. obtained funds from Multichem Trust S.A. ("Multichem") in the amount of R$ 124,250, defined in an assignment contract as an advance for assignment of credit rights arising from future sales to Borealis OPP S.A. This transaction is directly related to the placement of Multichem's debentures, which is being coordinated by UNIBANCO. The advance falls due on October 1, 2006 and is recorded in Advances for purchase of credit rights. Amortization of this transaction began in 2003.

     The allowance for doubtful accounts was set up at an amount considered sufficient to cover eventual losses on the realization of accounts receivable and includes the entire amount of credits in litigation.

4    Inventories

                                                                                       In thousands of reais
                                                                        -------------------------------------

                                                                              Sept 2003            June 2003
                                                                        ------------------ ------------------

Finished goods                                                                    266,027            270,590
Work-in-process                                                                    70,040             56,995
Raw materials, production inputs and packaging                                    102,766            152,801
Storeroom and maintenance materials (*)                                           123,948            120,747
Advances to suppliers                                                              49,663            124,774
Imports in transit and others                                                     110,017            144,906
                                                                        ------------------ ------------------

Total                                                                             722,461            870,813
Long-term receivables                                                            (59,833)           (59,833)
                                                                        ------------------ ------------------

Current assets                                                                    662,628            810,980
                                                                        ================== ==================

(*) Based on its turnover, part of the maintenance materials inventory was reclassified to long-term.

     Advances to suppliers and expenditures for imports in transit are mainly related to the acquisition of naphtha, which is the main raw material of the Company.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

5    Related Parties

                                                                                      In thousands of  reais
                                                   ----------------------------------------------------------
                                                                                                    Balances
                                                   ----------------------------------------------------------

                                                                Current assets         Long-term receivables
                                                   ---------------------------- -----------------------------
                                                          Trade
                                                       Accounts          Notes          Notes        Related
                                                     receivable     receivable     receivable        parties
                                                   ------------- -------------- -------------- --------------
Subsidiaries
   COPENE MONOMEROS                                      10,941
   TEGAL                                                      2                                          434
   CPN Inc.                                              56,505                                      318,357
   Lantana                                              241,789                                       32,634
   Proppet Overseas                                                                                    3,481
   Odequi                                                                                                 56
   Polialden                                             24,015
   Polialden America Inc.                                 2,340
   Trikem (*)                                            44,521         19,376         72,819
   OQPA                                                                               266,986

Jointly-controlled companies
   CETREL                                                    13
   Politeno                                              15,641
   COPESUL                                               17,053

Associated company
   Borealis OPP S.A.                                                      187

Interrelated companies
   Petrobras Petroleo Brasileiro S.A.                                                                 27,161
   Other                                                                                               5,713
                                                   ------------- -------------- -------------- --------------

At September 30, 2003                                   412,820         19,563        339,805        387,836
                                                   ============= ============== ============== ==============

At June 30, 2003                                        291,429         17,283        338,787        764,100
                                                   ============= ============== ============== ==============

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     Related parties (continued)

                                                                                        In thousands of reais
                                                   -----------------------------------------------------------
                                                                                                     Balances
                                                   -----------------------------------------------------------

                                                      Current liabilities               Long-term liabilities
                                                   ----------------------- -----------------------------------
                                                                    Notes                   Notes     Related
                                                      Suppliers   payable     Suppliers   payable     parties
                                                   ----------------------- ----------------------- -----------

Subsidiaries                                                                                           72,981
  COPENE  MONOMEROS                                         737
   TEGAL                                                    721                                           985
   Odequi                                                         291,473                 804,336
   Polialden                                                        4,694                             377,403
   Trikem                                                 1,514                                       823,210
   OPE Investimentos                                                                                   75,604

Jointly-controlled companies
   CETREL                                                   848
   COPESUL                                              719,561

Interrelated companies
   Petrobras Petroleo Brasileiro S.A.                   411,663                  36,257
   Petrobras Distribuidora S.A.                           8,168                  22,579
   COPENER - Copene Energetica S.A.                                                                     4,789
   Other                                                                                                  308
                                                   ------------ ---------- ------------ ---------  ----------

At September 30, 2003                                 1,143,212   306,403        58,836   804,336   1,355,281
                                                   ============ =========  ============ ========= ===========

At June 30, 2003                                      1,164,585   636,309        55,787   804,336   1,308,922
                                                   ============ =========  ============ ========= ===========

     Balances payable to Odequi will be settled up to June 2005 in accordance with the schedule agreed on by the parties.

     On June 30, 2003, under a Private Agreement for assumption of Indebtedness, the Company assumed the related parties balance owed Copene Participacoes to Polialden, in the amount of R$ 30,158 thousand (Note 1(c)).

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     Related parties (continued)

                                                      In thousands of  reais
                                           ----------------------------------
                                                                Transactions
                                           ----------------------------------
                                                               Utilities and
                                                 Product        raw material
                                                  sales/          purchases/
                                                revenues            expenses
                                           --------------  ------------------

Subsidiaries
   COPENE MONOMEROS                               49,375                 842
   TEGAL                                              55
   CPN Inc.                                      279,380
   Copene Participacoes                              225                  35
   Lantana                                       333,178
   Proppet Overseas                                  316
   Odequi                                         55,207               5,738
   Polialden                                     168,721              52,695
   Polialden America Inc.                          1,543
   Trikem                                        376,815             135,769

Jointly-controlled companies
   CETREL                                             68
   Politeno                                      520,423
   COPESUL                                        82,084           1,478,665

Associated company
   Borealis OPP S.A.                                                     231

Interrelated companies
   Petrobras Petroleo Brasileiro S.A.              2,124           2,269,408
   Petrobras Distribuidora S.A.                                      145,071
   Other                                             135
                                           --------------  ------------------

At September 30,  2003                         1,869,649           4,088,454
                                           ==============  ==================

At September 30,  2002                         1,288,699           1,338,737
                                           ==============  ==================

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     "Trade accounts receivable" and "Suppliers" include the balances resulting from transactions with related companies arising mainly from sales and purchases of goods and services under price and time conditions equivalent to the averages practiced with third parties, taking into consideration the following aspects:

     o The price of ethylene results from a process that shares the margin with the second generation companies of the petrochemical sector. This process consists of apportioning the gross margin in proportion to the return on investments. The prices practiced for the other products are established based on various market factors, including international ones.

     o The price of naphtha supplied by Petrobras is negotiated between Petrobras and the petrochemical companies, using as a reference the price practiced in the European market. The Company is also importing naphtha at a volume equivalent to 30% of its consumption. The price reference is the international market (ARA).

     o Sales of products linked to vendor financing are recorded in a specific account of customer receivables up to the transaction maturity date.

     The related parties balance include current account balances, as follows:

                                                                                           In thousands of reais
                                                                                   -------------------------------

Participating companies          Financial charges                                    Sept 2003          June 2003
-------------------------------- ---------------------------------------------     -------------- ---------------
Subsidiaries
   Long-term receivables
        CPN Inc.                 US$ exchange variation + interest of  8.30% p.a.         318,357         365,634
        Lantana                  US$ exchange variation + interest of 3.80%  p.a.          32,634          31,551
        Odequi                   100% CDI                                                      56         331,640
        Proppet Overseas         US$ exchange variation                                     3,481
        TEGAL                    100% CDI                                                     434

   Long-term receivables
        COPENE MONOMEROS         Free of charges                                           72,981          67,534
        CPN Distribuidora        100% CDI                                                     985             986
        Polialden                100% CDI + 0.68% p.a. (weighted average)                 377,403         346,719
        Trikem                   100% CDI + 0.63% p.a. (weighted average)                 823,210         812,603
        OPE Investimentos        100% CDI                                                  75,604          72,093

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     Current accounts comprise a pool of funds available for settlement of the obligations of the Company and its direct and indirect subsidiaries. Financial charges on remittances and balances of the pool of funds are agreed upon by the account holders, considering the costs of funds obtained by the individual participants from financial institutions.

6    Taxes Recoverable

                                                                                               In thousands of
                                                                                                    reais
                                                                       -------------------------------------------
                                                                                Sept 2003             June 2003
                                                                       --------------------  ---------------------

Value-Added Tax on Sales and Services (ICMS) recoverable                           177.170                 73.802
Excise Tax (IPI) recoverable (normal operations)                                    54.700                 51.175
IPI - inputs at zero rate (i)                                                      541.649                627.161
IPI presumed credit                                                                                        10.280
Social Integration Program (PIS) - Decree-laws 2.445 and 2.449/88 (ii)              31.966                 29.276
Income tax to be offset                                                             67.928                 53.558
Tax on net income (iii)                                                             51.033                 49.737
Other                                                                               12.587                 11.878
                                                                       --------------------  ---------------------

                                                                                   937.033                906.867

Less: short-term                                                                 (347.188)              (238.370)
                                                                       --------------------  ---------------------

Long-term receivables                                                              589.845                668.497
                                                                       ====================  =====================

(i)  IPI at zero rate

     In July 2000, the merged company OPP Quimica filed a judicial order to sustain the full application of the non-cumulativeness principle of the Excise Tax (IPI), requesting the right to a tax credit on the purchase of raw materials and input materials that are exempt from IPI or subject to a 0% IPI rate.

     On December 19, 2002, the Federal Supreme Court (STF), based on its previous plenary decisions about the subject, judged an Extraordinary Appeal interposed by the National Treasury and confirmed the decision of the Regional Court of Appeals (TRF) of the 4th Region, which recognized that OPP Quimica had the right to a credit of IPI on these purchases, covering the ten years prior to the filing of the suit, including the related monetary restatement and SELIC rate for the period up to the date of the actual use of the credits.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The STF decision was appealed by the National Treasury. The appeal does not question the right to the IPI credit, but alleges imprecision in the decision regarding input and raw materials, the monetary restatement of the credit, and the rate to be used for credit calculation purposes. However, all these aspects have already been defined in the STF and TRF decisions in OPP Quimica's favor, or even in the plenary decisions before the STF. For this reason, the appeal does not represent any possibility of changes in OPP Quimica's right to the credit, which has already been examined by the highest level of the judicial system, according to the opinion of its legal advisors.

     Considering the above, in December 2002 OPP Quimica recorded income in the amount of R$ 1,030,125 thousand. Of the total amount recorded, R$ 265,581 thousand had already been offset against the IPI due by OPP Quimica. Management, based on projections of results and future performance, estimates that the remaining amount will be fully offset until 2005, including offsets with other taxes due by the Company. From January 1 to September 30, 2003, offsets amounted to R$ 290,932 thousand.

     This judicial order refers exclusively to the industrial establishments of the former OPP Quimica located in the State of Rio Grande do Sul. Identical proceedings, covering the industrial units of the Company, Trikem, and Polialden, as well as other industrial units of the merged company OPP Quimica, located in the State of Bahia, are pending judgment in the courts of first and second instances. The calculation and accounting recognition of the credits involved in these proceedings will be based on the specific elements of each final decision, and the amounts cannot be determined under current circumstances.

(ii) PIS - Decree-laws 2.445/88 and 2.449/88

     Considering that Decree Laws 2.445/88 and 2.449/88 were declared unconstitutional, under Federal Senate Resolution 49 of 1995, and High Court of Justice jurisprudence on the calculation of PIS under Supplementary Law 7/70, and based on the position of its legal advisors, the Company recorded receivables relating to PIS, arising from overpayments in the amount of R$ 43,638 thousand, which were fully offset. Considering the same jurisprudence, the merged companies OPP Quimica and CPN Administradora also recorded credits, not yet offset, in the amount of R$ 31,966 thousand.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(iii) Tax on net income

     In 1992, the Company requested an injunction to assure the right of not collecting the Tax on Net Income ("ILL") at the rate of 8%, calculated on the date of closing of the base periods from 1989 to 1992.

     Due to the final decision declaring the unconstitutionality of article 35 of Law 7.713/88, the Company redeemed the judicial deposits on July 23, 1997 relating to the payments made from August 1991 to March 1993 (base years 1991 and 1992), totaling R$ 7,244 thousand.

     The amounts referring to the base periods 1989 and 1990, because they have been directly remitted to the Federal Government, were the object of an Ordinary Lawsuit for offset against federal taxes or reimbursement, and the amount of R$ 22,900 thousand was allocated to income for the year ended December 31, 1997. This amount, duly restated up to September 30, 2003, is R$ 40,188 thousand, which has already been confirmed by the accounting expert determined by the court. The Company also has credits amounting to R$ 10,845 thousand, which arise from the merger on March 31, 1999, of the subsidiary company Ceman - Central de Manutencao Ltda.

     With the objective of obtaining funds as soon as the lawsuit is concluded, the Company requested and obtained a legal decision to deposit in court an amount equivalent to the overpayment, as an offset against the amounts that would have to be collected as PIS and COFINS.

     On March 6, 2002, the TRF Decision of the 1st Region was published, recognizing the Company's right to offset the amounts paid, including monetary restatement as from the date of payment, the application of the expurged indices and the SELIC interest rate.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

7    Marketable Securities - Long-term Receivables

                                                           In thousands of reais
                                               ---------------------------------
                                                  Sept 2003            June 2003
                                               ---------------   ---------------

Shares of associated company held for sale             19,147            18,690
Debentures which share in profits                      14,415            25,973
FINOR securities                                        4,171             4,171
Other                                                      44                43
                                               ---------------   ---------------

Total                                                  37,777            48,877
                                               ===============   ===============

     The shares in associated company held for sale refer to 20% of the capital of Borealis OPP S.A., which remain after the sale of the control of this company.

     The financial investments classified in long-term receivables are presented at their probable realization value. Debentures which share in profits arise from the securitization of trade accounts receivable, which, according to the contract of issue, will be redeemed up to the end of 2004.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

8    Investments

(a)  Information on investments

                                                            Number of shares or                 Interest in
                                                                    quotas held           total  capital(%)
                                                    --------------------------------------------------------
                                                          Sept 2003    June 2003     Sept 2003     June 2003
                                                    --------------------------------------------------------
Subsidiaries
   COPENE MONOMEROS                                  683,393,147     683,393,147         87.24         87.24
   TEGAL                                              20,384,135      20,384,135         84.36         84.36
   CPN INC                                                95,000          95,000        100.00        100.00
   CPN Distribuidora                                     354,210         354,210        100.00        100.00
   Copene Participacoes                            8,499,997,995   8,499,997,995        100.00        100.00
   Proppet Overseas                                            2               2        100.00        100.00
   Odequi                                             23,922,131      23,922,131         98.63         98.63
   OIL                                                     5,000           5,000        100.00        100.00
   OVERSEAS                                                    1               1        100.00        100.00
   Trikem (*)                                      6,120,111,990   1,076,646,079         10.06         1.77
   OQPA                                              153,602,989     153,602,989        100.00        100.00
   CPP                                                 4,666,300       4,666,300         90.71         90.71
   IPL                                                       974             974        100.00        100.00
   OPP Finance                                            50,000          50,000        100.00        100.00
   Polialden                                         363,057,439     275,160,650         56.27         42.64

Jointly-controlled companies
   CETREL                                                293,303         237,100         26.07         21.08
   CODEVERDE                                           9,448,003       9,372,047         35.42         35.42
   COPESUL                                         3,555,182,831   3,555,182,831         23.67         23.67
   Politeno                                       15,184,685,917  15,184,685,917         33.49         33.49

Associated company
   Petroflex Industria e Comercio S.A.               141,597,478     141,597,478         20.12         20.12
   ("Petroflex")

(*) In the consolidation, total participation in the capital of Trikem, including the participation of subsidiary Odequi, is 51.08%.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(a)  Information on investments (continued)

                                                                                      In thousands of reais
                                                    --------------------------------------------------------
                                                            Adjusted net income
                                                                 (loss) for the      Adjusted shareholders'
                                                           nine-month/six-month             equity (capital
                                                                         period                 deficiency)
                                                    --------------------------------------------------------
                                                     Sept 2003        June 2003   Sept 2003        June 2003
                                                    --------------------------------------------------------

Subsidiaries
   COPENE MONOMEROS                                         7,028         4,243       113,525       110,352
   TEGAL                                                  (5,370)       (3,621)        26,354        28,103
   CPN INC                                                    630           201        78,207        76,413
   CPN Distribuidora                                                                    3,542         3,542
   Copene Participacoes                                    24,301        24,399        24,174        26,272
   Proppet Overseas                                       (1,173)         (821)       (3,661)       (3,265)
   Odequi                                                   4,908        16,007     2,348,565     2,359,664
   OIL                                                     24,041        14,164     (383,748)     (386,455)
   OVERSEAS                                                 (995)         5,277     (244,440)     (233,887)
   Trikem                                                 317,033       286,970       628,804       597,938
   PSA AVV
   OQPA                                                 (102,994)      (93,466)      (29,382)      (19,854)
   CPP                                                                                  5,144         5,144
   IPL                                                                                      1             1
   OPP Finance                                              (784)         (661)      (33,963)      (33,257)
   Polialden                                               58,999        40,533       446,715       424,370

Jointly-controlled companies
   CETREL S.A.                                            (5,387)       (2,246)        66,354        69,495
   CODEVERDE                                                                           41,193        41,193
   COPESUL                                                145,088        70,879     1,119,468     1,091,616
   Politeno                                                52,511        35,007       503,312       476,831

Associated company
   Petroflex (*)                                           29,334        26,367       141,722       135,693

(*)  Stockholders' equity as of August 31, 2003.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(b)  Information on direct and indirect subsidiaries' investments

                                                                    Number of shares             Interest in
                                                                      or quotas held       Total capital (%)
                                                      -------------------------------------------------------
                                                          Sept 2003      June 2003   Sept 2003     June 2003
                                                      -------------------------------------------------------

Odequi
   Trikem                                             24,965,348,854  25,267,997,850       41.02       41.51
   OPE Investimentos                                      50,169,325      50,169,325       89.41       89.41

Trikem
   CPC Cayman                                                900,000         900,000      100.00      100.00
   CINAL                                                 107,638,967      80,370,707       63.03       47.06
   TRK                                                         2,010           2,010      100.00      100.00
   OMML                                                      147,060         147,060      100.00      100.00

                                                                                       In thousands of reais
                                                  -----------------------------------------------------------
                                                            Adjusted net income
                                                                 (loss) for the       Adjusted stockholders'
                                                            nine month/six month             equity (capital
                                                                         period                 deficiency)
                                                  -----------------------------------------------------------
                                                      Sept 2003        June 2003   Sept 2003        June 2003
                                                  -----------------------------------------------------------
Odequi
   Trikem                                                317,032        286,970        628,804       597,938
   OPE Investimentos                                      10,154          7,243        137,753       134,841

Trikem
   CPC Cayman                                              1,198          2,518        221,419       218,867
   CINAL                                                   3,455          1,441         85,472        82,797
   TRK                                                   (1,160)          (688)        (8,660)       (8,187)
   OMML                                                  (1,147)          (686)        (8,581)       (8,119)

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(c)  Investment activity

                                                                                            In thousands of reais
                                                  -------------------------------------------------------------------
                                                                                                            Sept 2003
                                                  -------------------------------------------------------------------
                                                                    Subsidiaries and jointly-controlled subsidiaries
                                                  -------------------------------------------------------------------
                                                          COPENE                                  CPN         Copene
                                                       MONOMEROS        TEGAL  CPN Inc. Distribuidora  Participacoes
                                                  -------------- ------------ --------- -------------- --------------
As of January 1                                          102,232       25,971    93,761         3,542        243,272
Additions through merger (*)                                              747                                750,795
Additions through capital increase                                                                            67,783
Dividends                                                (9,947)
Equity in income (loss) (***)                              6,753      (4,487)       630                       24,301
Reduction due to capital decrease                                                                          (338,124)
Addition (reduction) of goodwill through transfer
  between Investments                                                                                      (681,825)
Amortization of (goodwill) negative goodwill                                                                (42,028)
Exchange variation on foreign investments                                      (16,187)
                                                  -------------- ------------ --------- ------------- ---------------

At the end of the period                                  99,038       22,231    78,204         3,542         24,174
                                                  ============== ============ ========= ============= ===============

                                                                                                In thousands of reais
                                                                   ----------------------------------------------------
                                                                                                             Sept 2003
                                                                   ----------------------------------------------------
                                                                     Subsidiaries and jointly-controlled subsidiaries
                                                                   ----------------------------------------------------
                                                                           ESAE   Nitrocarbono      Odequi   Polialden
                                                                   ------------ -------------- ----------- ------------

As of January 1                                                         750,445         54,525   3,854,885
Additions through merger (*)                                                                                    28,350
Additions through capital increase                                                               1,194,098
Additions through capital reductions on exchange of investments                                                177,503
Additions through acquisition of shares                                                                         28,351
Discount on the acquisition of shares                                                                         (24,119)
Reduction due to merger/spin-off/dissolution                           (151,818)         (558)   (849,658)
Equity in income (***)                                                                               5,276      17,144
Addition (reduction) of goodwill through transfer between
  investments                                                                                                  510,674
Amortization of (goodwill) negative goodwill                                                                  (15,760)
Reduction of goodwill due to merger                                    (598,627)      (53,967) (1,887,770)
                                                               ----------------- ------------- ----------- ------------

At the end of the period                                                                         2,316,831     722,143
                                                               ================= ============= =========== ============

Goodwill (negative goodwill) on investments                                                                    470,796
                                                               ================= ============= =========== ============

(*) Additions through mergers arise from the corporate restructuring described in Note 1(c).
(**) The goodwill of Copene Participacoes was constituted in part from the acquisition of investments, as part of the July 2001 restructuring process, and in part from the agreement with BNDESPAR in September 2001, based on future profitability with realization in 10 years.
(***) The difference between equity income per the statement of income and the statement of investment activity refers to the investment in Borealis OPP S.A.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

Investment activity (continued)

                                                                                              In thousands of reais
                                             -----------------------------------------------------------------------
                                                                   Subsidiaries and jointly-controlled subsidiaries
                                             -----------------------------------------------------------------------
                                                                                                           Sept 2003
                                             -----------------------------------------------------------------------
                                                          OPE
                                                Investimentos          OQPA     IPL      CPP      Trikem    Copesul
                                             ----------------- ------------ ------- -------- ----------- -----------

As of January 1                                                                                   14.795    451.265
Additions through mergers                             150,849        73,612      12    4,666   1,396,604     29,053
Additions through acquisition of shares                                                           26,199
Goodwill on the acquisition of shares/merger                                                      10,799
Reduction due to merger/spin-off/dissolution        (151,954)                                  (147,201)
Dividends                                                                                                   (5,884)
Equity in income (loss)                                 1,792      (73,612)                       40,341     41,638
Reduction of goodwill due to merger                                                          (1,245,435)
Amortization of (goodwill) negative goodwill            (687)                                   (22,938)   (21,123)
Other                                                                                                700
                                             ----------------- ------------ ------- -------- ----------- -----------

At the end of the period                                                         12    4,666      73,864    494,949
                                             ================= ============ ======= ======== =========== ===========

Goodwill (negative goodwill) on investments                                                       10,666    230,005
                                             ================= ============ ======= ======== =========== ===========

                                                                                                  In thousands of reais
                                             ---------------------------------------------------------------------------
                                                                       Subsidiaries and jointly-controlled subsidiaries
                                             ---------------------------------------------------------------------------
                                                                                               Sept 2003       June 2003
                                             ---------------------------------------------------------------------------
                                              Politeno  Norcell Codeverde   CETREL (***)Other        Total        Total
                                             --------- -------- --------- -------- ----------   ----------   -----------
  As of January 1                                        65,262             13,624    301,543    5,975,122    5,975,122
  Additions through mergers (*)                                              2,407               2,437,097    2,389,090
  Additions through capital increase                                  274                        1,262,155    1,262,155
  Additions due to exchange of investments                                  10,402                 10,402
  Addition through acquisition of shares                                                           54,550
  Addition due to capital reduction on
    exchange of investments                    160,622                                             338,125      338,125
  Goodwill on the acquisition of shares/
    mergers                                                                                        10,799
  Reduction due to merger/spin-off/
      dissolution                                                                              (1,301,191)   (1,301,191)
  Reduction due to capital decrease                                                              (338,124)     (338,124)
  Negative goodwill on the acquisition of
    shares                                                                                        (24,119)
  Reduction due to classification as held
    for sale                                           (90,568)                                   (90,568)      (90,568)
  Dividends                                                                                       (15,831)       (9,947)
  Equity in income (loss) (**)                  15,381      306            (1,255)                  74,208        40,566
  Loss of share in investment                  (5,439)                                             (5,439)       (5,439)
  Reversal of (provision for) loss on
    investments                                          25,000    12,795                           37,795        37,795
  Addition (reduction) of goodwill due to
    transfer between investments               492,270                              (321,119)
  Reduction of goodwill due to merger                                                          (3,785,799)   (3,785,799)
  Amortization of (negative goodwill)
    goodwill                                  (15,186)                       (197)   (16,417)    (134,336)      (97,127)
  Other                                                              (10)                              690           690
  Exchange variation on foreign investments                                                       (16,187)      (17,549)
                                             --------- -------- --------- -------- ----------   ----------   -----------

  At the end of the period                     647,648             13,059   24,981   (35,993)    4,489,349    4,397,799
                                             ========= ======== ========= ======== ==========    ==========   ==========

  Goodwill (negative goodwill) on investments  477,083            (1,500)    7,682   (35,993)    1,194,732    1,202,345
                                             ========= ======== ========= ======== ==========    ==========   ==========

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(*) Additions through mergers arose from the corporate restructuring described in Note 1(c).
(**) The difference between equity recorded in the statement of operations and investment activity relates to the equity in the earnings of Borealis OPP S.A.
(***) Negative goodwill of Nova Camacari, In July 2001, based on future profitability. The goodwill of Intercapital, on the acquisition of ESAE investments was transferred to Polialden and Politeno in the amounts of R$164,413 thousand and R$ 156,706 thousand, respectively.

                                                        In thousands of reais
                                                ------------------------------
                                                         Associated companies
                                                ------------------------------
                                                                    Petroflex
                                                ------------------------------
                                                  Sept 2003          June 2003
                                                -------------- ---------------

As of January 1                                        21,771          21,771
Equity in income                                        6,517           5,304
Amortization of goodwill                                (389)           (389)
                                                -------------- ---------------

At the end of the period                               27,899          26,686
                                                ============== ===============

Goodwill (negative goodwill) on investments             (614)           (614)
                                                ============== ===============

Subsidiaries with capital deficiency

                                                                                         In thousands of reais
                                     --------------------------------------------------------------------------
                                                     Provision for loss on investments - Long-term liabilities
                                     --------------------------------------------------------------------------
                                                                                          Sept 2003   June 2003
                                     ---------------------------------------------------------------- ---------

                                                                                   Proppet
                                          OIL     OQPA   OPP Finance    OVERSEAS  Overseas     Total     Total
                                     --------   ------   -----------    --------  -------- --------- ----------
As of January 1                       492,864                            294,234     3,006   790,104   790,104
Addition                                                      40,101                          40,101    40,101
Increase/reversal of the provision
  From results for the period        (24,040)   29,382           784         995     1,173     8,294     1,895
  Exchange variation on
    shareholders' equity             (85,076)                (6,922)    (50,789)     (519) (143,306) (155,382)
                                     --------   ------   -----------    --------  -------- --------- ----------

At the end of the period              383,748   29,382        33,963     244,440     3,660   695,193   676,718
                                     ========   ======   ===========    ========  ======== ========= ==========

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(d)  Trikem

     Trikem is engaged in research, extraction and manufacture of chemical mineral products and plastics in general; production of caustic soda, chlorine and ethylene dichloride; sales of its own products and third-party products, as well as the importation and exportation of chemical products and participation in other companies. Trikem's activities are conducted at industrial plants located in Camacari, Bahia; Sao Paulo, Sao Paulo; and Maceio and Marechal Deodoro, Alagoas.

     Odequi has goodwill in the amount of R$ 845,780 thousand justified by the appreciation of assets and projection of future profitability of Trikem, determined based on reports by independent experts. Such goodwill is being amortized based on the depreciation rates of the underlying fixed assets and over a 10-year period, respectively.

     In August 2003, Odequi exchanged with BNDES Participacoes S.A ("BNDESPAR") 302,648,996 preference shares in Trikem representing 0.49 % of the total capital, for 27,268,260 shares in CINAL representing 15.97% of the total capital, of which 9,553,982 were common shares, 12,937,290 were class "A" preference shares, and 4,776,988 were class "C" preference shares. Immediately after the exchange, Odequi sold this interest to its subsidiary Trikem, which thus has a 63.03% participation in the total capital of CINAL.

(e)  Polialden

     Polialden is engaged in manufacture, processing, sale, import and export and any other activities related to the production or sale of high-density polyethylene and other chemical and petrochemical products. Polialden operates an industrial unit in Camacari, with a capacity of 130 thousand tons/year.

(f)  COPESUL

     COPESUL is engaged in the manufacture, trade, import and export of basic petrochemical products and the production and supply of utilities, such as steam, water, compressed air, electrical energy, to the companies in the Triunfo Petrochemical Complex in the state of Rio Grande do Sul, as well as providing various services to these companies.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     With the merger of OPP PP in July 2002 (Note 1(c)), the Company recognized the goodwill that OPP PP had recorded for its participation in COPESUL, justified by future profitability. This goodwill was based on an appraisal report issued by an independent expert and amounts to R$ 230,005 thousand at September 30, 2003. This goodwill is being amortized over a period of ten years.

(g)  Politeno

     Politeno is engaged in the manufacture, processing, direct or indirect trade, consignment, export, import and transportation of polyethylene and by-products, as well as the participation in other companies. The main raw material for all of its products is ethylene, which is currently provided by Braskem.

9    Property, plant and equipment

                                                                             In thousands of  reais
                                          ----------------------------------------------------------
                                                                            Sept 2003      June 2003
                                          ---------------------------------------------- -----------
                                                                                                           Annual
                                                                                                           depre-
                                                              Accumulated                                 ciation
                                             Restated cost   depreciation           Net         Net         rates
                                          ----------------- -------------- ------------- ----------- -------------

Land                                                 7,933                        7,933       7,933
Buildings and improvements                         377,491      (153,528)       223,963     226,333       2 to 10
Machinery, equipment and installations           4,551,729    (1,513,227)     3,038,502   3,026,434     1.3 to 20
Furniture and fixtures                              14,404       (12,308)         2,096       2,168            10
Information technology equipment                    27,507       (22,645)         4,862       5,312            20
Construction in progress                           232,855                      232,855     244,021
Other                                               57,483       (24,853)        32,630      32,885      up to 20
                                          ----------------- -------------- ------------- -----------

                                                 5,269,402    (1,726,561)     3,542,841   3,545,086
                                          ================= ============== ============= ===========

     Construction in progress corresponds mainly to operating improvements to increase the useful economic lives of the industrial units, as well as health, technology and safety programs.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

10   Deferred charges

                                                                                       In thousands of reais
                                                                       --------------------------------------
                                                                             Sept 2003              June 2003
                                                                       ------------------  ------------------
Costs
   Pre-operating expenses                                                        270,037             270,037
   Organization and implementation expenses                                      117,213             113,192
   Expenditures for structured operations                                        158,137             157,550
   Goodwill on the acquisition of investments                                  1,228,969           1,228,969
   Expenditures for programmed stoppages                                         234,597             210,914
   Research and development                                                       51,928              51,873
   Catalysts and other                                                            57,445              57,445
                                                                       ------------------  ------------------

                                                                               2,118,326           2,089,980
Accumulated amortization                                                       (497,749)           (423,540)
                                                                       ------------------  ------------------

                                                                               1,620,577           1,666,440
                                                                       ==================  ==================

     The balance of goodwill refers mainly to the appreciation of assets of the merged company OPP Quimica and PARTISA - Participacoes e Investimentos S.A, totaling R$ 814,170 thousand and R$ 349,965 thousand, respectively, based on future profitability, in accordance with appraisal reports issued by independent experts, and transferred to deferred charges in conformity with CVM Instruction 319/99. The amortization of these expenditures is recorded over up to 10 years.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

11   Debt

                                                                                                             In thousands of  reais
                                                                                                            ------------------------
                                            Annual financial charges                                         Sept 2003    June 2003
                                            -------------------------------------------------------------    ---------    ---------
Foreign currency

  Foreign notes payable (Eurobonds)         US$ exchange variation + interest from 9% to 11.5%               1,124,847    1,098,392

  Advances on foreign exchange contracts    US$ exchange variation + interest from 6.3% to 15%                 386,670      373,142

  Export prepayment                         US$ exchange variation + interest from 1.70% to 4.85%
                                            over LIBOR or fixed interest from 1.45% to 10.64%                1,612,839    1,567,818

  Raw material financing                    US$ and YEN exchange variation + interest from 2.50% to 2,63%
                                            over LIBOR or fixed interest from 4.11 to 8.26 %                   25,416        20,733

  Permanent assets financing                US$ exchange variation  + interest of 2.88%
                                            over LIBOR or fixed interest from 3.38 to 8.64%                   106,265       114,016

  Working capital                           US$ exchange variation + interest from 8.8% to 10.5%              297,877        16,201

Local currency

  Working capital                           Interest from 2.42% to 14.03% + monetary index (SELIC and
                                            CDI) or US$ exchange variation + interest from 7% to 13%
                                            Or fixed interest from 30.61 to 41.42%                            562,531       463,450

  FINAME                                    Fixed interest of  9.7% + indexed monetary restatement (TJLP)       2,024         2,294

  BNDES                                     Fixed interest from 6.5% to 11% + monetary index
                                            (TJLP, TR and UMBNDES)                                            220,865       241,767

  Purchase of shares                        Fixed interest from 4.0% to 4.5% + monetary index
                                            (TJLP, IGPM)                                                      245,379       291,768

  Other                                     Fixed interest of 21.41%                                                            682
                                                                                                           -----------  -----------

                                                                                                             4,584,713    4,190,263

Less: Current liabilities                                                                                  (2,622,400)  (2,176,940)
                                                                                                           -----------  -----------

Long-term liabilities                                                                                        1,962,313    2,013,323
                                                                                                           ===========  ===========

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

The long-term amounts mature as follows:

                                        In thousands of reais
                       ---------------------------------------
                               Sept 2003             June 2003
                       ------------------   ------------------

2004                             471,725              558,063
2005                             584,526              562,044
2006                             446,300              446,919
2007 onwards                     459,762              446,297
                       ------------------   ------------------

                               1,962,313            2,013,323
                       ==================   ==================

     Short-term loans are backed by pledges of notes, promissory notes endorsed by Company officers and/or shareholders, and shares of stock. Long-term loans are backed by pledges of property, plant and equipment, shares of stock and letters of guarantee from management and shareholders, as well as bank guarantees. Certain long-term transactions are guaranteed by surety bonds and mortgages of Company industrial plants. Certain loans for the acquisition of permanent assets are backed by property, plant and equipment, pledge of shares of stock, and management and shareholder guarantees. Certain working capital financing is backed by letters of credit and bank guarantees.

(a)  Foreign notes payable (Eurobonds)

     In February 1996, OPP Petroquimica (merged into OPP Quimica in December
     2000) issued Eurobonds in the amount of US$ 125,000 thousand, falling due on February 22, 2004 and bearing annual interest of 11.5%, to be paid semiannually in the months of February and August in each year, commencing in August 1996.

     In October 1996, OPP Petroquimica issued Eurobonds in the amount of US$ 100,000 thousand falling due at October 29, 2004 and bearing annual interest of 11% payable semiannually in April and October of each year, commencing in April 1997.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     In June 1997, the Company issued Eurobonds in the amount of US$ 150,000 thousand falling due in ten years and bearing annual interest of 9% to be paid semiannually in the months of June and December, commencing in December 1997.

(b)  Prepayment of exports

     On December 28, 2001 the Company obtained funds in the amount of US$ 250,000 thousand for the payment of exports, applied to partial payment of the shares acquired in July 2001. This loan was placed in two tranches and structured by a pool of banks led by ABN-AMRO Real S.A. and Citibank S.A. The first tranche, in the amount of US$ 80,000 thousand, has a settlement term up to December 2004 and is subject to interest of 3.75% per annum plus semiannual Libor, payable semiannually. The second tranche, in the amount of US$ 170,000 thousand, has a settlement term up to 2006 and is subject to interest of 4.75% per annum plus semiannual Libor, payable semiannually. The debt balance at September 30, 2003 is US$ 203,845 thousand - R$ 595,919 thousand (June 30, 2003 - R$ 603,510 thousand).

     In June 2000, OPP Petroquimica received an advance from a foreign customer, in the amount of US$ 75,300 thousand. In addition to the foreign exchange variation, the advance is subject to annual interest of 1.75% over semiannual LIBOR. The maximum term for shipment is December 2003, and the current debt balance is US$ 49,516 thousand - R$ 144,755 thousand (June 30, 2003 - R$ 145,350 thousand).

     In December 2002, OPP Quimica received an advance from a foreign customer, in the amount of US$ 97,200 thousand, In addition to the exchange variation, the advance is subject to annual interest of 1.70% over semiannual LIBOR. This contract is backed by a surety and will be paid through shipments from June 2003 to June 2006. The current debt balance is US$ 97,200 thousand- R$ 284,154 thousand (June 30, 2003 - R$ 287,399 thousand).

     The Company also has other loans linked to export prepayment transactions in the amount of R$ 588,011 thousand. These transactions will be settled on several dates through February 2006.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(c)  FINAME and BNDES

     Local currency fixed capital loans refer to various operations related to the expansion of the production capacity, environmental projects, operation control centers, laboratory and waste treatment station. The principal and charges are payable monthly up to July 2007.

     On June 30, 2003, under a Private Agreement for Assumption of Indebtedness, the Company assumed the loans from BNDES to the subsidiary Copene Participacoes S.A. as of May 31, 2003, totaling R$ 38,910 thousand. The debt balance as of September 30, 2003 is R$ 33,584 thousand.

(d)  Share purchase

     In September 2001, Nova Camacari (merged into the Company) and BNDESPAR signed a Contract for the Purchase and Sale of Shares with Guarantees relating to the purchase of one billion class "B" preferred nominative shares issued by Copene Participacoes, for the total of R$ 163,997 thousand. The principal of the debt arising from this contract will be paid to BNDESPAR in one installment falling due on August 15, 2006. Interest of 4% per annum above the Long-term Interest Rate (TJLP) is payable annually as from August 15, 2002. At September 30, 2003 the debt balance is R$ 170,999 thousand (June 30, 2003 - R$ 189,660 thousand).

     In September 1992, the subsidiary company ODEQUI purchased, in an auction, shares of PPH Cia. Industrial de Polipropileno and Poliolefinas S/A, companies that later became OPP Quimica. ODEQUI paid 10% of the amount of the shares in cash and the remaining 90% was financed by Banco do Brasil over a 12.5-year term, restated by the IGP-M variation plus annual interest of 4.5%. Interest is paid semiannually in March and September, beginning in March 1993, and the principal is being amortized in 17 semiannual installments, beginning in March 1997. As part of a corporate restructuring process, the debt was transferred to OPP Quimica. The debt balance at September 30, 2003 is R$ 74,380 thousand (June 30, 2003 - R$ 102,108 thousand).

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(e)  Medium-term notes program ("MTN")

     On July 16, 2003, Braskem established a US$ 500,000 thousand MTN Program. On that same date, the first tranche, in the amount of US$ 75,000 thousand, was issued and sold outside Brazil bearing interest of 10.50% and having a one-year tenor. From August 1 to September 30, 2003, the first tranche was increased by US$ 25,000 thousand, also bearing interest at 10.50% p.a. and maturing on July 16, 2004.

12   Debentures

                                                    In thousands of  reais
                                     --------------------------------------
                                           Sept 2003              June 2003
                                     ------------------  ------------------

As of January 1                              1,361,187           1,361,187
   Financial charges                           219,979             146,563
   Interest amortization                     (151,262)            (54,182)
   Debentures held in treasury                                    (73,410)
                                     ------------------  ------------------

Balance at the end of the period             1,429,904           1,380,158

Less: Current liabilities                                         (49,470)
                                     ------------------  ------------------

Long-term liabilities                        1,429,904           1,330,688
                                     ==================  ==================

     On October 1, 2001, the Company carried out the 10th issue of 6,250 registered, book entry, non-convertible debentures, with a floating guarantee. The issue was fully subscribed and realized in two series, which had the following characteristics:

                                          1st series                            2nd series
                                          ------------------------------------- ----------------------------------

Unit face value                           R$ 100 thousand                       R$ 100 thousand
Number of notes                            4,108                                 2,142
Issue date                                October 1, 2001                       October 1, 2001
Final maturity date                       October 1, 2006                       October 1, 2006
First remuneration period:
  Duration                                36 months after the issue date        36 months after the issue date
  Remuneration                            110% of CDI from 10/1/01 to 11/30/02  IGP-M + 13.25% p.a.
                                          118.33% of CDI as from 12/1/02
  Payment frequency                       Semiannual, as from April 2002        Semiannually, as from April 2002

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     On November 29, 2001, the Company and its debentureholders decided at an Extraordinary General Meeting to change the remuneration of the 1st series debentures from 110% to 118.33% of the CDI, as from December 1, 2002.

     At the end of the first remuneration period on October 1, 2004, the Company and the debentureholders should renegotiate the terms for remuneration of the subsequent period. The Board of Directors will establish the terms and conditions of remuneration for the subsequent period. The Company is committed to acquire the debentures from those debentureholders that disagree with the terms established by the Board of Directors for the following period.

     As approved by the Extraordinary General Meeting on August 16, 2002, OPP PP was merged into the Company (Note 1(c)), including its obligations under 59,185 debentures issued in a single issue, with the following characteristics:

                                                     Single issue
                                                     ---------------

 Unit face value                                     R$ 10 thousand
 Number of notes                                     59,185
 Issue date                                          May 31, 2002
 Final maturity date                                 July 31, 2007
 Remuneration                                        TJLP variation plus 5% p.a.

     These debentures are subordinated, and the amortization of the principal and interest will only occur on their maturity date on July 31, 2007. There is no partial or total redemption clause allowing payments before this date.

     These debentures are convertible into shares at any time by the debentureholders, as established in the indenture.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

13   Taxes and Contributions Payable - Long-term Liabilities

     The Company is challenging in the judicial system certain alterations in the tax law and is asserting the right to an Excise Tax (IPI) credit on the purchase of goods and the export of its products. Although management, supported by its legal advisors, evaluates that the outcome of these lawsuits will be favorable to the subsidiaries, the questioned amounts, which are being conservatively accrued as liabilities and updated for the variation in the SELIC interest rate, are as follows:

                                                                                       In thousands of  reais
                                                                       ---------------------------------------
                                                                              Sept 2003              June 2003
                                                                       -------------------  ------------------

   PIS /COFINS - Law 9,718/98 (i)                                                 225,585             241,239
   IPI - export premium credit (ii)/IPI zero rate (Note 6(i))                     198,511             189,586
   IPI -consumable materials and property, plant and equipment                     27,404              26,513
   Education salary, SAT and INSS                                                  23,264              22,261
   Other                                                                            9,595               9,981
                                                                       -------------------  ------------------

                                                                                  484,359             489,580
                                                                       ===================  ==================

(i) This amount refers to suits filed by the Company and the merged company OPP Quimica against the Federal Government, claiming the unconstitutionality of the changes in the form of calculating PIS and COFINS introduced by Law 9718/98 as from February 1999.

     Based on a granted preliminary injunction, subsequently confirmed by sentence of a lower court, the Company is depositing in courts the increases in COFINS derived from said Law, relating to financial income and other income. Starting December 2002, the Company has paid PIS in accordance with the new rules established by Law 10,637/02.

     The merged company OPP Quimica, also based on a preliminary injunction confirmed by sentence of a lower court, was collecting these contributions without considering the effects produced by said Law and, according to a court decision, was not required to make a court deposit.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     According to Company management and its legal advisors, favorable outcomes are possible for these cases.

(ii) This amount refers to a preliminary injunction requested by the merged company OPP Quimica claiming the judicial recognition of the premium credit of IPI, instituted by Decree Law 491/69, as an incentive for the export of products manufactured. In this claim, OPP Quimica obtained a preliminary injunction, partially confirmed by sentence, allowing it to offset federal taxes by using the benefit from the exports from the plants established in the state of Rio Grande do Sul. According to the Company's legal advisors, a favorable outcome is possible on the premium credit and the effects of monetary restatement (expurgation, monetary correction and SELIC rate).

14   Income Tax and Social Contribution on Net Income

(a)  Current income tax

                                                                                                   R$ thousand
                                                                                            September 30, 2003
                                                                                            -------------------

Results before income tax                                                                              445,121
Adjustments, net of additions and exclusions to taxable income                                       (222,171)
                                                                                            -------------------

Taxable income before offset of tax losses                                                             222,950

Offset of tax losses (30%)                                                                            (66,885)
                                                                                            -------------------

Taxable income after offset of tax losses                                                              156,065
                                                                                            -------------------

Income tax - 25%                                                                                        39,016

Income tax expenses arising from changes in net assets derived from
   the merger of OPP Quimica                                                                            19,787
                                                                                            -------------------

Income tax expense for the period                                                                       58,803
                                                                                            ===================

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(b)  Deferred income tax

     In accordance with the pronouncement issued by IBRACON on the accounting for income tax and social contribution, supplemented by CVM Instruction 371/02, of June 27, 2002, the Company has recognized deferred tax assets arising from temporary differences and tax losses, as follows:

                                                      R$ thousand
                                                    --------------

                                               September 30, 2003
                                                    --------------

Nondeductible provisions                                  959,224
Taxes and contributions challenged in courts              216,338
Tax losses available for offset                           662,479
                                                    ==============

Deferred income tax on tax losses - 25%                   165,620
                                                    ==============

     Based on technical feasibility studies and taxable income for the present year, management estimates that the deferred taxes relating to tax losses will be fully realized in 3 to 5 years, considering the portion of operating results, and other results that are not covered by the tax reduction benefit (Note 15 (a)).

     In this connection, besides the positive impacts arising from the corporate restructuring under way (Note 1(c)), the expectation of generating taxable income stems from projections that are mainly based on price, foreign exchange, interest rate and market growth assumptions and other variables important to the performance of the Company.

(c)  Social contribution

     In 1992, court deposits of R$ 42,197 thousand were returned to the Company pursuant to the decision of the 6th Federal Court, which decided in favor of the Company in its suit against the Federal Government relating to the Social Contribution on Income (CSL).

     However, in November 1993 the Federal Government filed a reversal action to revoke this decision. On October 18, 1994, the Federal Court of Appeals for the 1st Region decided the reversal action in favor of the Federal Government by a majority of only one vote.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The rescissory action is still pending judgment of the Extraordinary Appeals filed against the STJ decisions, and subsequently, the Interlocutory Appeal against the decision that rejected the Company's Extraordinary Appeal against the sentence of the Federal Court for the 1st Region.

     The lawyers who represent the Company, based on prior jurisprudence and on opinions issued by eminent legal counselors, believe that there are good possibilities of success by the Company.

     Although the discussion is still "sub-judice", the federal tax authorities imposed claims regarding the CSL by issuing tax assessments against the Company, relating to the period from 1990 to 2001, in the approximate amount of R$ 492,000 thousand. This procedure was contrary to renowned legal counselors' opinions obtained by the Company, which expressed that an unfavorable decision in this lawsuit will only affect the Company after the decision becomes final. Tax enforcement actions related to the aforementioned tax were also filed. It is important to mention that the Company already obtained a judicial decision determining the cancellation of one of these charges, with the Judiciary recognizing that the procedure adopted by the tax authorities was improper. Based on the opinions of its legal counselors and legal precedents, the Company did not alter its corporate and tax procedures and has not accrued any amount for CSL.

     Should the Federal Government, after a possible decision unfavorable to Braskem becomes final, demand payment of the Social Contribution retroactively to the years prior to the date of the publication of the final decision on the reversal action, such action would be contrary to the expert legal opinions, and the exposure relating to the periods from 1990 to the present date, updated based on Brazil's base rate (SELIC) interest rate, excluding the fine for late payment, would be approximately R$ 270,000 thousand.

     All judicial claims relating to CSL also include Trikem and Polialden.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

15   Tax Incentives

(a)  Corporate income tax

     From calendar-year 2002 to 2011, the Company has the right to reduce by 75% the income tax rate on the profit arising from the sale of basic petrochemical products and utilities. The polyethylene plant of the merged company OPP Quimica in Camacari has a similar benefit.

     The production of caprolactam by the merged company Nitrocarbono and DMT (dimethylterephthalate) already produced by the Company is not covered by these exemptions, but the income tax on the related profits may be reduced by the following percentages as determined by Law 9,532/97 (article 3, ss. 2 and ss. 3):

     (i)    37.5% from January 1, 1998 to December 31, 2003;
     (ii)   25.0% from January 1, 2004 to December 31, 2008; and
     (iii)  12.5% from January 1, 2009 to December 31, and 0% thereafter.

     At the end of each year, in the case of taxable profit resulting from the benefited operations, the amount of the income tax exemption or reduction is credited to a capital reserve, which can only be used to increase capital or absorb losses.

(b)  Value-added tax on sales and services - ICMS

     OPP Quimica, which was merged into the Company, is entitled to ICMS tax incentives, granted by the State of Rio Grande do Sul, under the Company Operation Fund (FUNDOPEM), designed to foster the implementation and expansion of industrial sites within that state. These incentives are determined based on approved projects and percentages of the anticipated tax payments. Amounts determined on a monthly basis are recorded as a contra entry to stockholders' equity, in capital reserves. The amount determined for the nine-month period ended September 30, 2003 was R$ 1,097 thousand (2002 - R$ 7,334).

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

16   Stockholders' Equity

(a)  Capital

     At September 30, 2003, the authorized capital comprises 2,196,000,000 common shares and 3,904,000,000 preferred shares, of which 3,843,000,000 are preferred "A" shares and 61,000,000 are preferred "B" shares, with no par value.

     After an Extraordinary General Meeting at October 20, 2003, where a share split was approved (Note 23(d)), the authorized capital was increased to 43,920,000,000 common shares and 78,080,000,000 preferred shares, of which 76,860,000,000 are preferred class "A" shares and 1,220,000,000 are preferred class "B" shares, with no par value.

     Preferred shares are not convertible into common shares and do not carry voting rights, but they have priority to a minimum non-cumulative annual dividend of 6%, depending on the availability of income for distribution. Only the preferred "A" shares have equal participation with the common shares in the remaining income, and this right exists only after the payment of dividends to the holders of preferred shares. The preferred "A" shares also have equal rights with the common shares to receive distributions of shares arising from the capitalization of other reserves. . The preferred "B" shares, subsequent to the expiration of the period of non-transferability as foreseen in special legislation, may be converted into preferred "A" shares at any time, at the ratio of two preferred "B" shares for one preferred "A" share.

     Shares paid up through the Northeast Investment Fund (FINOR) tax incentives (preferred "B" shares) do not have preferential rights in the event of new share subscriptions.

     In the event of dissolution of the Company, the preferred "A" and "B" shares have priority to capital reimbursement.

     All shareholders are assured an annual dividend of not less than 25% of the net income each year, calculated in accordance with Brazilian Corporate Law.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     As described in the Memoranda of Understanding for Shareholders' Agreements signed by (i) Odebrecht Quimica S.A., Petroquimica da Bahia S.A., Fundacao PETROBRAS de Seguridade Social - PETROS, and Previ - Caixa de Previdencia dos Funcionarios do Banco do Brasil and (ii) Odebrecht Quimica S.A., Petroquimica da Bahia S.A. and Petrobras Quimica S.A. - Petroquisa, on July 20 and July 3, 2001, respectively, the Company must distribute dividends in a percentage not less than 50% of available net income of each year, as long as remaining reserves are sufficient to maintain efficient operations and development of the Company's business.

     According to the terms agreed in the Private Instrument of Re-Ratification of a Private Deed of Issue of Non-convertible Debentures with Floating Guarantee of the Tenth Issue and in the Export Prepayment Credit Agreement, the payment of dividends, interest on own capital or any other participation in profits is limited to at most 50% of net income for the year or 6% of the unit value of the preferred "A" and "B" shares, whichever is higher.

     In accordance with the Company's by-laws, the Company may pay interest on its own capital to its shareholders, within the terms of Article 9, paragraph 7, of Law 9249/1995. Interest, when paid or credited, will be considered as part of the priority dividend on preferred shares as well as part of the minimum dividend requirement.

     The Annual Shareholders Meeting held on April 29, 2003 approved the increase in the Company's capital, without the issue of new shares, by capitalizing the Monetary Restatement Reserve, in the amount of R$ 2,331 thousand.

     As a result of the merger of NI Par into the Company (Note 1(c)), the Company capital was increased by R$ 39,655 thousand, through the issue of 54,314,531 common shares. Accordingly, the Company capital now amounts to R$ 1,887,422 thousand, comprising 1,280,405,679 common shares and 2,172,289,774 preferred shares, of which 2,160,832,034 are "A" preferred shares and 11,457,740 are "B" preferred shares.

     A portion of the Company's income tax for the nine-month period ended September 30, 2003, amounting to R$ 34,082 thousand, was benefited by the income tax exemption described in Note 15 and was recorded in "Capital Reserves".

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(b)  Shares held in treasury

     At September 30, 2003, the Company holds in treasury 53,008 thousand class "A" preferred shares at the total cost of R$ 36,125 thousand. The market value of these shares, based on the average BOVESPA trading quotation at September 30, 2003, is R$ 37,636 thousand.

17   Contingencies

(a)  Employees' Collective Agreement - Clause 4

     In September 2001, the Second Panel of Judges of the Supreme Court (STF) considered valid the Extraordinary Appeal filed by the Union of the Employees of Petrochemical, Plastic Chemicals and Related Companies of the state of Bahia (SINDIQUIMICA), against the Syndicate of Petrochemical and Synthetic Resin Manufacturers of the State of Bahia (SINPEQ), of which the Company is a member, in a lawsuit regarding the validity of Clause 4 of the Employees' Collective Agreement, signed by the parties, in light of the specific economic policy law included in the Collor Plan in 1990. Clause 4 determined that the salaries of the employees be readjusted by 90% of the Consumer Price Index (IPC) each month.

     By a 3-2 majority of votes, the Second Panel of Judges ruled that the Collective Agreement should prevail over the economic policy law. After this decision was published in April 2002, both the trade union and the industry association appealed the decision. This is an isolated decision that is contrary to the understanding of several other decisions that the Collective Agreement should not prevail over the economic policy law.

     On December 11, 2002, upon review of the appeals of the prior decision, the Second Panel of STF reestablished the understanding that the private collective agreement cannot overrule a law, especially an economic policy law, which is a standard of public order. The decision was published on March 21, 2003 and gave rise to new appeals by SINDIQUIMICA, on which judgment has been stayed, and neither the decision to be pronounced nor the amounts involved have been defined. Management, based on the opinion of its legal advisors, believes in a favorable outcome for the companies, and therefore did not provide any amount related to this lawsuit.

     Trikem and Polialden are also members of SINPEQ and part of this legal proceeding.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(b)  Other Company litigation

     The Company is defending claims for indemnities for material or moral damages, which are pending court decision. The main issue involves the claim of preferred shareholders' rights, which was not favorable to the Company. The Company filed a Rescissory Action to overturn such decision, and the Company obtained an advance decision suspending the settlement of the judgment until a final decision of the Rescissory Action is issued.

     The Company is part of a series of claims for several matters which, based on the opinion of management and its internal and external legal advisors, will be judged in favor of the Company. For this reason, no provisions were recorded.

     The Company is a defendant in various labor lawsuits. The Company set up a provision for claims with probable loss, in the amount of R$ 7,934 thousand, while no provision was recorded for the remaining labor claims that, in the opinion of the Company's legal advisors, will be judged in favor of the Company.

18   Insurance Coverage

     The Company has "all risks" insurance coverage, with loss limits considered to be sufficient to cover possible damages, taking into account the nature of its activities and the advice of its insurance consultants. At September 30, 2003, insurance coverage for inventories, property, plant and equipment and loss of profits of the Company amounts to R$ 8,363,954 thousand.

19   Financial Instruments

     The Company engages in transactions involving financial instruments to manage the financial requirements of its operations, to supplement cash flow requirements, to guarantee the supply of raw materials and to manage its U.S. dollar denominated debt. Risk management is carried out by adopting financial market mechanisms which reduce the exposure of the Company's assets and liabilities, protecting its equity.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The net book values of the financial assets and liabilities of the Company at September 30, 2003, are equivalent to their approximate market values. The main financial instruments are comprised of the following accounts:

(a)  Investments

     The market values of the investments in COPESUL, Trikem, Polialden, Politeno, and Petroflex, the shares of which are traded in the stock exchange, were estimated based on the final market quotations on the Sao Paulo Stock Exchange, where most of the shares are traded. This estimate does not necessarily reflect the realizable value of a representative lot of shares.

     At September 30, 2003, the market value of these shares held by the Company and its subsidiaries is R$ 724,118 thousand.

(b)  Derivatives

     Since the Company operates in the international market, where it obtains funding for its operations and investments, it is exposed to market risks related to variations of foreign currency exchange rates and international interest rates.

     Because of the current economic situation and to meet the requirements set forth in funding contracts, the Company adopts the following methodology: maintain coverage of principal and interest settlements (consolidated) maturing within the next 12 months for, at least, (i) 60% of the total debt in U.S. dollars related to exports (trade finance), excluding Advances on Currency Contracts (ACCs) with remaining maturity of up to 6 months and Advances on Export Contracts (ACEs); and (ii) 75% of the total debt in U.S. dollars unrelated to exports (non-trade finance). Adherence to this methodology varies depending on market conditions, credit availability and cash on hand.

     The Company uses various kinds of currency risk management tools, some of them involving available cash. The most common transactions using available cash adopted by the Company involve foreign currency cash investments (certificates of deposit, international funds, time deposits and overnight funds) and options (Put and Call). Foreign exchange instruments not requiring cash include swap contracts (U.S. dollar variation vs. CDI) and forwards.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     At September 30, 2003, the Company had swaps, forwards and options for foreign currency and interest in a total notional amount of US$ 229,760 thousand, falling due between November 1, 2003 and June 1, 2004. These instruments are intended to reduce the impacts of any devaluation of the Brazilian real and an increase in international rates on U.S. dollar liabilities. At September 30, 2003, the market value of these contracts is positive R$ 33,810 thousand.

20   American Depositary Receipts (ADRs) Program

     On October 20, 1998, the Company obtained a Level II registration with the Securities and Exchange Commission (SEC) and, on December 21, 2998, started trading American Depositary Receipts (ADRs) on the New York Stock Exchange
     (NYSE), as follows:

     -    Type of shares: preferred class "A".
     -    Each ADR represents fifty (50) preferred "A" shares.
     - The shares are negotiated as ADRs under the ticker symbol "BAK" on NYSE.
     - Depositary Bank overseas: The Bank of New York ("BONY") - New York branch.
     -    Custodian Bank in Brazil: Banco Itau S.A.

21   Private Pension Plans

(a)  ODEPREV - Odebrecht Previdencia

     The merged company OPP Quimica is a party to an agreement to join ODEPREV - Odebrecht Previdencia, a closed private pension entity, set up by Odebrecht S.A. ODEPREV offers its participants, members of the sponsoring companies, the following:

     - Standard Plan, under which life and permanent disability coverage is totally assumed by an insurance company, while the premium is paid by the respective sponsoring company.

     - Optional Plan, a defined contribution plan in which monthly and periodic participant contributions and annual and monthly sponsor contributions are made to the individual pension savings accounts.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The Board of Trustees of ODEPREV defines each year in advance the plan's cost and the parameters for contributions to be made by the participants and the sponsoring companies. With regard to the payment of benefits defined in the Optional Plan, the actuarial liability of ODEPREV is limited to the total value of the quotas held by its participants and, to comply with the regulations for a defined contribution plan, ODEPREV will not be able to require any obligation nor responsibility of the sponsoring company to assure minimum levels of benefits to the participants who retire. Contributions for the nine-month period ended September 30, 2003 amounted to R$ 150 thousand.

     On January 8, 2001, the Federal Government issued Decree Law 3.721, which increases the minimum age for complementary retirement plans on a gradual basis until 2020. The main effect of this change is to alter the timing of the payment of benefits to participants in the Optional Plan.

     (b)  Fundacao PETROBRAS de Seguridade Social - PETROS

     The Company sponsors a defined benefit plan for its employees, which is managed by the Fundacao PETROBRAS de Seguridade Social ("PETROS"). Its main objectives are to complement retirement benefits provided by the government and to implement social assistance programs supported by the sponsoring companies. The sponsoring companies and their employees pay monthly contributions to PETROS based on their employees' remuneration.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     On March 6, 2002, the Board of Directors authorized the signature of the Beneficiaries Segregation Agreement among the Company, PETROS and the other co-sponsors of the PETROS plan. The segregation of beneficiaries of the PETROS Plan, approved by the Board of Trustees and the Board of Directors of PETROBRAS, whose employees represent approximately 90% of the beneficiaries of the funds managed by PETROS, was based on the net asset position of PETROS as of April 30, 2001. The net asset position determined on that date was divided among the sponsors in proportion to the mathematical reserves calculated by the independent actuaries STEA - Servicos Tecnicos de Estatistica e Atuaria Ltda., for each sponsor. As from May 1, 2001, the accounting records have been kept individually by sponsor. For this purpose, the funds under management were transformed into quotas of R$ 1.00 each, which change in accordance with new contributions or benefit payments for each sponsor's beneficiaries and share in the results of the overall investment program. During the nine-month period ended September 30, 2003, contributions totaled R$ 3,289 thousand.

     To comply with CVM Deliberation 371/2000, which approved IBRACON NPC No. 26, "Accounting for Employee Benefits," the pension plan sponsored by Company was recently subject to actuarial assessment. Such assessment determined that the present value of liabilities exceeds the fair value of the plan assets by R$ 45,422 thousand, recorded as long-term liabilities.

(c)  PREVINOR - Associacao de Previdencia Privada

     The merged company Nitrocarbono has a defined benefit plan for its employees, which is managed by PREVINOR - Associacao de Previdencia Privada ("PREVINOR").

     Its main objective is to complement the benefits guaranteed and granted by Social Security. To meet its objectives, PREVINOR receives monthly contributions of sponsors and participants, calculated based on the employees' monthly remuneration. During the nine-month period ended September 30, 2003, contributions totaled R$ 678 thousand.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

22   Commitments for the Sale of Raw Materials

     At September 30, 2003, the Company had contractual commitments to sell raw material in the form of contracted demand. Based on these contracts, which renew automatically, and the average purchase prices for the raw materials in September 2003, these contractual commitments for the next 5 years are estimated at R$ 15,515,484 thousand, as follows:

Year                             Tons            R$ thousand
                 ---------------------   --------------------

2003                          550,050                676,592
2004                        2,070,200              3,745,791
2005                        2,064,300              3,735,051
2006                        2,066,600              3,738,970
2007                        2,003,500              3,619,080
                 ---------------------   --------------------

                            8,754,650             15,515,484
                 =====================   ====================

23   Subsequent Events

(a)  MTN program

     As part of the ongoing MTN program (Note 11(e)), two new issues took place in October 2003, in the total amount of US$ 21,000 thousand, supplementing the first tranche.

     On October 23, 2003, a tranche of MTNs in the amount of US$ 65,000 thousand was placed in the U.S. market, bearing interest at 9.25% p.a., and maturing in two years.

     On October 31, 2003, the Company issued a third tranche, in the amount of US$ 200,000 thousand, bearing interest at 12.50% p.a. and maturing in five years.

(b)  Latin American EURO securities market

     As of October 8, 2003, Braskem preferred class "A" shares are traded on LATIBEX, the Madrid exchange for Latin American company securities quoted in Euros. The Company shares are traded in lots of 1,000 shares, under the ticker XBRK. The listing took place exactly one year after the Company ADRs NYSE trading symbol was changed.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(c)  Public Offering of Trikem shares

     At a meeting held on October 28, 2003, the CVM Board approved the valuation criterion of Trikem, which is based on the transactions made with Mitsubishi and Nissho Iwai in July 2003. As a result, the Company carried out a public offering, providing Trikem shareholders with the opportunity to exchange Trikem common shares for preferred class "A" shares or, alternatively, for common shares issued by the Company.

(d)  Share split

     At an Extraordinary General Meeting on October 20, 2003, shareholders approved the share split of Company shares proposed by management. Preferred class "A" and "B" shares were split at the ratio of twenty (20) shares of each type and class for each share issued as of October 20, 2003.

     As a result, the Company capital now comprises 43,920,000,000 common shares and 78,080,000.000 preferred shares, of which 76,860,000,000 are preferred class "A" shares and 1,220,000,000 are preferred class "B" shares, with no par value. Rights attached to the new shares arising from the split are the same as those currently granted by the Company By-Laws.

     Additionally, the ratio between shares issued by the Company and ADRs traded on NYSE will be changed from fifty (50) preferred class "A" shares per ADR to one thousand (1,000) preferred class "A" shares per ADR.

     With this move, the Company aims at attracting new investors, in particular individual investors, as well as increasing the liquidity of its securities traded on BOVESPA.

(e)  Public issue of debentures

     Braskem Board of Directors approved the calling of an Extraordinary Meeting to determine a public issue of non-convertible debentures, with a 4-year maturity date and a 1-year grace period for amortization of the principal. The issue of debentures may total up to R$ 1.2 billion.

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

Supplementary information

Statement of cash flow for the nine-month period ended September 30, 2003

                                                                           Parent company         Consolidated
                                                                      --------------------  -------------------

Net income for the period                                                         407,621              410,712
Expenses (income) not affecting operating cash
     Depreciation and amortization                                                280,833              390,100
     Amortization of goodwill (negative goodwill), net                            134,725              198,371
     Equity in the results of subsidiary and associated companies                (80,982)              (6,301)
     Provision for loss on investments                                              8,294
     Exchange variation on investments                                          (127,119)             (23,415)
     Loss on disposal of permanent assets                                           8,515               13,136
     Interest and monetary  and exchange variations                              (90,201)            (152,607)
     Exemption from income tax                                                                        (49,692)
     Minority interest                                                                                 206,630
     Deferred income tax                                                         (20,861)             (18,396)
      Other                                                                      (33,038)               14,591
                                                                      --------------------  -------------------

                                                                                  487,787              983,129
                                                                      --------------------  -------------------

Effect of merger and disposals on cash                                             40,068              (2,316)

Cash generation before changes in operating working capital                       527,855              980,813
                                                                      --------------------  -------------------
Changes in operating working capital
     Trade accounts receivable                                                  (387,416)            (462,037)
     Inventories                                                                 (96,857)            (194,981)
     Other accounts receivable                                                   (53,024)            (332,470)
     Suppliers                                                                  (222,335)            (182,709)
     Taxes,  charges and contributions                                            (8,432)               49,518
     Dividends from subsidiary and associated companies                            23,110              (3,183)
     Advances from customers                                                      154,537              213,471
     Other accounts payable                                                       215,624             (57,788)

Investment incentives                                                              34,082              104,440
                                                                      --------------------  -------------------

                                                                                (340,711)            (865,739)
                                                                      --------------------  -------------------

Cash generated by operations                                                      187,144              115,074
                                                                      --------------------  -------------------

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

                                                                           Parent company         Consolidated
                                                                      -----------------------------------------

Purchase of permanent assets                                                    (131,340)            (234,663)
                                                                      --------------------  -------------------

Cash used in investing activities                                               (131,340)            (234,663)
                                                                      --------------------  -------------------

    Reduction (increase) in long-term receivables, net                            101,130              472,291
    Increase (reduction) in long-term liabilities, net                           (72,797)             (21,340)
    Subsidiary, associated and related companies                                  307,364              110,346
     New financing                                                                131,943              425,489
     Amortization of financing                                                  (416,275)            (893,506)
     Interest on own capital payable                                                                   (7,324)
     Other                                                                                                 922
                                                                      --------------------  -------------------

Cash generated by (used in) financing                                              51,365               86,878

Increase (decrease) in cash and cash equivalents                                  107,169             (32,711)
                                                                      --------------------  -------------------

Represented by
     Cash and cash equivalents, at the beginning of the period                     35,927              821,065
     Cash and cash equivalents, at the end of the period                          143,096              788,354
                                                                      --------------------  -------------------

Increase (decrease) in cash and cash equivalents                                  107,169             (32,711)
                                                                      ====================  ===================

     This statement was prepared in accordance with Accounting Rules and Procedures (NPC) No. 20 "Statement of Cash Flow", issued by the Institute of Independent Auditors of Brazil (IBRACON).

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

Assets                                        September 30, 2003   June 30, 2003
                                               ---------------   ---------------
                                                  (Unaudited)       (Unaudited)

Current assets
   Cash and banks                                     163,818           106,366
   Financial Investments                               19,765            10,539
   Marketable securities                              604,771           550,785
   Trade accounts receivable                        1,480,910         1,137,646
   Notes receivable                                        30
   Inventories                                      1,058,652         1,162,729
   Taxes recoverable                                  449,386           343,466
   Prepaid expenses                                    44,051            63,450
   Dividends and interest on own capital                  464                97
   Investments for sale                                                  90,569
   Other                                              138,708           174,559
                                               ---------------   ---------------

                                                    3,960,555         3,640,206
                                               ---------------   ---------------

Long-term receivables
   Advance for capital increase                         1,663             1,403
   Securities                                          37,809           108,579
   Trade accounts receivable                           27,877             1,068
   Related parties                                     66,962           100,976
   Taxes recoverable                                  671,069           748,451
   Judicial deposits                                  177,402           164,438
   Deferred income tax                                165,620           124,102
   Inventories                                        101,303            79,688
   Other                                               19,171            81,426
                                               ---------------   ---------------

                                                    1,268,876         1,410,131
                                               ---------------   ---------------

Permanent  assets
   Investments                                      2,054,006         2,127,395
     Associated companies                              30,880            29,982
     Jointly- controlled entities                   1,980,016         2,054,194
      Other investments                                43,110            43,219
Property, plant and equipment                       5,032,273         5,047,547
Deferred charges                                    1,485,902         1,509,801
                                               ---------------   ---------------

                                                    8,572,181         8,684,743
                                               ---------------   ---------------

Total assets                                       13,801,612        13,735,080
                                               ===============   ===============

Braskem S.A.

Quarterly information
at September 30, 2003 (Unaudited)
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

Liabilities and shareholders' equity        September 30, 2003   June 30, 2003
                                            ------------------   -------------
                                               (Unaudited)       (Unaudited)
Current liabilities
  Loans and financing                            3,155,293         2,674,982
  Debentures                                                          49,470
  Suppliers                                      1,370,758         1,601,407
  Taxes, charges and contributions                 144,469           216,204
  Dividends payable                                    830             2,317
  Salaries and social charges                       62,023            54,014
  Loans to related parties                          10,453             2,046
  Advances on the purchase of credit rights        130,200           147,000
  Advances from customers                          216,238           414,532
  Swap transactions and payables                    17,700            10,375
  Other                                            157,581           135,724
                                               ------------      ------------

                                                 5,265,545         5,308,071
                                               ------------      ------------
Long-term liabilities
  Loans and financing                            2,766,537         2,726,642
  Debentures                                     1,429,904         1,330,688
  Related parties                                  198,311           161,696
  Suppliers                                         61,656            59,656
  Taxes, charges and contributions               1,096,313         1,067,357
  Deferred income tax                                9,992            10,139
  Other                                            106,313            89,885
                                               ------------      ------------

                                                 5,669,026         5,446,063
                                               ------------      ------------

Deferred income                                      8,711             8,711

Minority interests                                 552,064           643,555

Shareholders' equity
  Paid-up capital                                1,887,422         1,847,767
    Common shares                                  699,936           666,650
    Preferred class "A" shares                   1,181,222         1,174,887
    Preferred class "B" shares                       6,264             6,230
  Capital reserves                                 749,572           753,996
  Accumulated deficit                            (330,728)         (273,083)
                                               ------------      ------------

                                                 2,306,266         2,328,680
                                               ------------      ------------

Total liabilities                               13,801,612        13,735,080
                                               ============      ============

Braskem S.A.

Consolidated statement of operations
In thousands of reais
--------------------------------------------------------------------------------

                                                                 Three Months ended         Nine months ended
                                                                 September 30, 2003         September 30, 2003
                                                             -----------------------     ----------------------
                                                                         (Unaudited)                 (Unaudited)
Gross sales
   Domestic market                                                        2,540,054                   7,510,248
   Foreign market                                                           584,971                   1,766,407
   Deductions from gross sales                                            (591,610)                 (1,834,158)
                                                             -----------------------     ----------------------

Net revenues                                                              2,533,415                   7,442,497
Cost of sales and/or services rendered                                  (1,997,362)                 (5,933,201)
                                                             -----------------------     ----------------------

Gross profit                                                                536,053                   1,509,296

Operating expenses/income
   Selling                                                                 (42,562)                   (104,437)
   General and administrative                                              (70,273)                   (214,131)
   Financial                                                              (405,138)                   (242,812)
   Other operating income                                                    15,730                      28,916
   Depreciation and amortization                                           (58,530)                   (137,247)
  Equity in the earnings of subsidiary and associated                      (46,950)                    (83,375)
   companies
                                                             -----------------------     ----------------------

                                                                          (607,723)                   (753,086)
                                                             -----------------------     ----------------------

Operating income (loss)                                                    (71,670)                     756,210
Non-operating income (loss), net                                            (4,623)                    (24,498)
                                                             -----------------------     ----------------------

Income (loss) before taxes/participations                                  (76,293)                   (731,712)
Provision for income tax and social contribution                            (4,153)                   (135,673)
Deferred income tax                                                          42,085                      21,303

                                                                 Three Months ended             Nine months ended
                                                                 September 30, 2002             September 30, 2002
                                                             ------------------------      -----------------------
                                                                          (Unaudited)                 (Unaudited)
Gross sales
   Domestic market                                                         2,754,621                    4,375,215
   Foreign market                                                            737,990                      905,580
   Deductions from gross sales                                             (696,063)                  (1,067,374)
                                                             ------------------------      -----------------------

Net revenues                                                               2,796,548                    4,213,421
Cost of sales and/or services rendered                                   (2,232,680)                  (3,419,509)
                                                             ------------------------      -----------------------

Gross profit                                                                 563,868                      793,912

Operating expenses/income
   Selling                                                                  (52,074)                     (98,463)
   General and administrative                                               (66,282)                    (118,778)
   Financial                                                             (2,077,730)                  (2,520,082)
   Other operating income                                                   (25,548)                       49,673
   Depreciation and amortization                                           (238,317)                    (259,146)
  Equity in the earnings of subsidiary and associated                         78,334                       18,011
   companies
                                                             ------------------------      -----------------------

                                                                         (2,381,617)                  (2,928,785)
                                                             ------------------------      -----------------------

Operating income (loss)                                                  (1,817,749)                  (2,134,873)
Non-operating income (loss), net                                            (28,372)                     (84,688)
                                                             ------------------------

Income (loss) before taxes/participations                                (1,846,121)                  (2,219,561)
Provision for income tax and social contribution                            (39,833)                     (52,083)
Deferred income tax                                                                                        57,638

Braskem S.A.

Consolidated statement of operations
In thousands of reais
--------------------------------------------------------------------------------

                                                        Three Months ended           Nine months ended
                                                        September 30, 2003           September 30, 2003
                                                     -----------------------    -----------------------
                                                                (Unaudited)                (Unaudited)

Participations/statutory contributions
Minority interests                                                 (19,287)                  (206,630)
                                                     -----------------------    -----------------------

Income (loss) for the period                                       (57,648)                    410,712
                                                     =======================    =======================

NUMBER OF SHARES, EX-TREASURY (thousands)
                                                                  3,399,688                  3,399,688
                                                     =======================    =======================

INCOME (LOSS) PER SHARE (whole reais)                             (0,01696)                    0,12081
                                                     =======================    =======================

                                                         Three Months ended            Nine months ended
                                                         September 30, 2002           September 30, 2002
                                                     -----------------------     -----------------------
                                                                (Unaudited)                 (Unaudited)

Participations/statutory contributions                                  123                         123
Minority interests                                                  221,389                     214,163
                                                     -----------------------     -----------------------

Income (loss) for the period                                    (1,664,565)                 (1,999,720)
                                                     =======================     =======================

NUMBER OF SHARES, EX-TREASURY (thousands)
                                                                  3,343,693                   3,343,693
                                                     =======================     =======================

INCOME (LOSS) PER SHARE (whole reais)                             (0,49782)                   (0,59806)
                                                     =======================     =======================

Braskem S.A.

Consolidated statement of operations
In thousands of reais
--------------------------------------------------------------------------------

To comply with the Regulation on Corporate Governance Practices (Level 1), the additional requirements in connection with the Quarterly Information for September 30, 2003 are presented below:

1) Position of shareholders holding directly or indirectly over 5% of the Company voting capital, including individuals:

-------------------------------------------------------------------------------------------------------------------
                                                COMMON
                                             ----------------------------------------------------------------------
SHAREHOLDER - BRASKEM                           SHARES                  PREFERRED SHARES       TOTAL
                                             ----------------------------------------------------------------------
                                                Number         %        Number        %        Number        %
-------------------------------------------------------------------------------------------------------------------

NORDESTE QUIMICA S.A - NORQUISA                377,750,595    30.81%    35,492,482    1.63%   413,243,077   12.16%
ODBPAR INVESTIMENTOS S.A.                      424,243,853    34.60%                          424,243,853   12.48%
ODEBRECHT S.A                                  122,266,186     9.97%   937,725,386   43.17% 1,059,991,572   31.19%
PETROBRAS QUIMICA S.A - PETROQUISA              99,590,749     8.12%   283,324,254   13.04%   382,915,003   11.27%
OTHER                                          202,239,765    16.49%   915,747,652   42.16% 1,117,987,417   32.90%
                                             ----------------------------------------------------------------------

TOTAL                                        1,226,091,148   100.00% 2,172,289,774  100.00% 3,398,380,922  100.00%
                                             ======================================================================
-------------------------------------------------------------------------------------------------------------------

>>   Composition. Braskem shareholders

--------------------------------------------------------------------------------------------------------------------
                                                                            SHARES
                                           -------------------------------------------------------------------------
SHAREHOLDER - NORQUISA                              COMMON                                         PREFERRED
                                           -------------------------------------------------------------------------
                                               Number         %          Number         %       Number        %
--------------------------------------------------------------------------------------------------------------------

ODBPAR INVESTIMENTOS S.A.                      289,090,135   50.06%        8,016,167   6.98%  297,106,302    42.92%
PRONOR PETROQUIMICA                             92,808,018   16.07%        2,980,410   2.60%   95,788,428    13.84%
POLITENO IND. E COMERCIO S.A.                   71,983,481   12.47%        4,949,300   4.31%   76,932,781    11.11%
EDN - DISTRIBUIDORA DO NORDESTE LTDA.           71,957,732   12.46%        5,000,059   4.35%   76,957,791    11.12%
POLIPROPILENO PARTICIPACOES S.A.                51,398,379    8.90%       24,271,165  21.13%   75,669,544    10.93%
BNDES PARTICIPACOES                                                       69,619,990  60.62%   69,619,990    10.06%
OTHER                                              210,686    0.04%            2,394              213,080     0.03%
                                           -------------------------------------------------------------------------

                                               577,448,431  100/00%      114,839,485 100.00%  692,287,916   100.00%
                                           =========================================================================
--------------------------------------------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                            SHARES
                                           -------------------------------------------------------------------------
SHAREHOLDER - ODBPAR INVESTIMENTOS                  COMMON                 PREFERRED                 TOTAL
                                           -------------------------------------------------------------------------
                                               Number         %          Number         %       Number        %
--------------------------------------------------------------------------------------------------------------------

ODEBRECHT S.A.                                 302,875,500  100.00%      302,875,499 100.00%  605,750,999   100.00%
OTHER                                                                              1                    1
                                           -------------------------------------------------------------------------

                                               302,875,500  100.00%      302,875,500 100.00%  605,751,000   100.00%
                                           =========================================================================
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                            SHARES
                                           -------------------------------------------------------------------------
SHAREHOLDER - ODEBRECHT S.A.                   COMMON                      PREFERRED            TOTAL
                                           -------------------------------------------------------------------------
                                               Number         %         Number        %        Number         %
--------------------------------------------------------------------------------------------------------------------

ODEBRECHT INVESTIMENTOS S.A.                36,882,465,225   96.69% 35,696,525,529   96.31% 72,578,990,754   96.50%
OTHER                                        1,263,988,573    3.31%  1,367,823,551    3.69%  2,631,812,124    3.50%
                                           -------------------------------------------------------------------------

                                            38,146,453,798  100.00% 37,064,349,080  100.00% 75,210,802,878  100.00%
                                           =========================================================================
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                            SHARES
                                           -------------------------------------------------------------------------
SHAREHOLDER - PETROQUISA                            COMMON                 PREFERRED                 TOTAL
                                           -------------------------------------------------------------------------
                                               Number         %         Number        %        Number         %
--------------------------------------------------------------------------------------------------------------------

PETROLEO BRASILEIRO S.A.                    10,098,082,834  100.00%  9,505,389,934   97.97% 19,603,472,768   99.00%
OTHER                                              264,592             196,943,866    2.03%    197,208,458    1.00%
                                           -------------------------------------------------------------------------

                                            10,098,347,426  100.00%  9,702,333,800  100.00% 19,800,681,226  100.00%
                                           =========================================================================
--------------------------------------------------------------------------------------------------------------------

>>   Composition - Norquisa shareholders

--------------------------------------------------------------------------------------------------------------------
                                                                           SHARES
                                          --------------------------------------------------------------------------
SHAREHOLDER - ODBPAR INVESTIMENTOS                 COMMON                  PREFERRED                 TOTAL
                                          --------------------------------------------------------------------------
                                               Number         %          Number         %       Number        %
--------------------------------------------------------------------------------------------------------------------

ODEBRECHT S.A.                                 302,875,500  100.00%      302,875,499 100.00%  605,750,999   100.00%
OTHER                                                                              1                    1
                                          --------------------------------------------------------------------------

                                               302,875,500  100.00%      302,875,500 100.00%  605,751,000   100.00%
                                          ==========================================================================
--------------------------------------------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                           SHARES
                                          --------------------------------------------------------------------------
SHAREHOLDER - PRONOR PETROQUIMICA                  COMMON                  PREFERRED                 TOTAL
                                          --------------------------------------------------------------------------
                                               Number         %          Number         %       Number        %
--------------------------------------------------------------------------------------------------------------------

PETROQUIMICA DA BAHIA S.A.                      10,837,168   57.70%       10,508,322  38.47%   21,345,490    46.31%
BB ADM DE ATIVOS DTVM S.A.                       5,541,941   29.51%                             5,541,941    12.02%
FUNDACAO COELBA ASS. SEG. SOCIAL                 1,293,211    6.89%                             1,293,211     2.81%
BASE FUNDACAO BANEB DE SEG. SOCIAL               1,108,389    5.90%                             1,108,389     2.40%
OTHER                                                    9                16,806,229  61.53%   16,806,238    36.46%
                                          --------------------------------------------------------------------------

                                                18,780,718  100.00%       27,314,551 100.00%   46,095,269   100.00%
                                          ==========================================================================
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                               -----------------------------------------------------------------------
SHAREHOLDER - POLITENO IND. E COM S.A.*                COMMON                PREFERRED                TOTAL
                                               -----------------------------------------------------------------------
                                                   Number        %        Number        %        Number         %
----------------------------------------------------------------------------------------------------------------------

BRASKEM S.A.                                       14,714,399   35.00%       470,287  14.26%      15,184,686   33.49%
SPQ INVESTIMENTOS E PARTICIPSHARES LTDA.           14,714,399   35.00%       423,008  12.82%      15,137,407   33.39%
SUMITONO CHEMICAL COMPANY LTD.                      8,408,228   20.00%           149               8,408,377   18.55%
ITOCHU CORPORATION                                  4,204,114   10.00%                             4,204,114    9.27%
OTHER                                                       1              2,405,389  72.92%       2,405,390    5.30%
                                               -----------------------------------------------------------------------

                                                   42,041,141  100.00%     3,298,833 100.00%      45,339,974  100.00%
                                               =======================================================================
----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                                    QUOTAS
                                                             -------------------
QUOTAHOLDERS - EDN DISTRIBUIDORA DO NORDESTE LTDA.           Number        %
--------------------------------------------------------------------------------

EDN ESTIRENO DO NORDESTE S.A.                             8,660,454     100.00%
OTHER                                                             6
                                                          ----------------------

                                                          8,660,460     100.00%
                                                          ======================
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                             SHARES
                                             ------------------------------------------------------------------------
SHAREHOLDER - ODEBRECHT S.A.                         COMMON                 PREFERRED                 TOTAL
                                             ------------------------------------------------------------------------
                                                Number         %         Number         %       Number         %
---------------------------------------------------------------------------------------------------------------------

ODEBRECHT INVESTIMENTOS S.A.                 36,882,465,225   96.69%  35,696,525,529  96.31% 72,578,990,754   96.50%
OTHER                                         1,263,988,573    3.31    1,367,823,551   3.69%  2,631,812,124    3.50%
                                             ------------------------------------------------------------------------

                                             38,146,453,798  100.00%  37,064,349,080 100.00% 75,210,802,878  100.00%
                                             ========================================================================
---------------------------------------------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                               -----------------------------------------------------------------------
SHAREHOLDER - POLIPROPILENO PARTICIPACOES          COMMON                     PREFERRED            TOTAL
S.A.
                                               -----------------------------------------------------------------------
                                                   Number         %         Number        %       Number        %
----------------------------------------------------------------------------------------------------------------------

SUZANO QUIMICA LTDA.                            10,274,295,512   87.25%  4,588,921,651  76.37% 14,863,217,163  83.57%
BANCO DO ESTADO DE SAO PAULO S.A.                  683,651,827    5.81%                           683,651,827   3.84%
OTHER                                              817,614,151    6.94%  1,419,847,441  23.63%  2,237,461,592  12.58%
                                               -----------------------------------------------------------------------

                                                11,775,561,490  100.00%  6,008,769,092 100.00% 17,784,330,582 100.00%
                                               =======================================================================
----------------------------------------------------------------------------------------------------------------------

>>   Composition - ODEBRECHT S.A. shareholders

-------------------------------------------------------------------------------------------------------------------
                                                                              SHARES
                                                 ------------------------------------------------------------------
SHAREHOLDER - ODEBRECHT INVESTIMENTOS S.A                COMMON              PREFERRED         TOTAL
                                                 ------------------------------------------------------------------
                                                     Number         %      Number      %      Number         %
-------------------------------------------------------------------------------------------------------------------

KIEPPE PARTICIPACOES E ADMINISTRACAO              65,402,540,086  62.30%                   65,402,540,086   62.30%
GRADIN & CIA LTDA                                 21,462,011,182  20.44%                   21,462,011,182   20.44%
OTHER                                             18,115,195,789  17.26%                   18,115,195,789   17.26%
                                                 ------------------------------------------------------------------

                                                 104,979,747,057 100.00%                   104,979,747,057 100.00%
                                                 ==================================================================
-------------------------------------------------------------------------------------------------------------------

>>   Composition - PETROQUISA shareholders

--------------------------------------------------------------------------------------------------------------------
                                               SHARES
                                          --------------------------------------------------------------------------
SHAREHOLDER - PETROLEO BRASILEIRO S.A.         COMMON                     PREFERRED            TOTAL
                                          --------------------------------------------------------------------------
                                               Number         %        Number        %        Number          %
--------------------------------------------------------------------------------------------------------------------

FEDERAL GOVERNMENT                             353,314,557   55.71%                           353,314,557    32.22%
BNDESPAR                                        12,789,493    2.02%    73,955,873     16%      86,745,366     7.91%
ADR LEVEL 3                                    159,344,440   25.13%   183,294,558   39.6%     342,638,998    31.25%
OTHER                                          108,719,928   17.14%   205,119,076   44.4%     313,839,004    28.62%
                                          --------------------------------------------------------------------------

                                               634,168,418  100.00%   462,369,507    100%   1,096,537,925   100.00%
                                          ==========================================================================
--------------------------------------------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

>>   Composition - PRONOR shareholders

----------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                               -----------------------------------------------------------------------
SHAREHOLDER - PETROQUIMICA DA BAHIA S.A                COMMON                 PREFERRED                TOTAL
                                               -----------------------------------------------------------------------
                                                   Number        %         Number         %       Number        %
----------------------------------------------------------------------------------------------------------------------

PIN PETROQUIMICA Ltda.                          4,984,636,345   99.86%   1,826,539,276 100.00% 6,811,175,621   99.90%
OTHER                                               6,900,685    0.14%               2             6,900,687    0.10%
                                               -----------------------------------------------------------------------

                                                4,991,537,030  100.00%   1,826,539,278 100.00% 6,818,076,308  100.00%
                                               =======================================================================
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                               -----------------------------------------------------------------------
SHAREHOLDER - BB ADM DE ATIVOS DTVM S.A.               COMMON                 PREFERRED                TOTAL
                                               -----------------------------------------------------------------------
                                                   Number        %         Number         %       Number        %
----------------------------------------------------------------------------------------------------------------------

BANCO DO BRASIL                                   100,000,000  100.00%                          100,000,000      100%
                                               -----------------------------------------------------------------------

                                                  100,000,000  100.00%                          100,000,000   100.00%
                                               =======================================================================
----------------------------------------------------------------------------------------------------------------------

>>   Composition - POLITENO shareholders

----------------------------------------------------------------------------------------------------------------------
                                                 ---------------------------------------------------------------------
QUOTAHOLDER - SPQ - INVESTIMENTOS E                   COMMON/QUOTAS             PREFERRED               TOTAL
PARTICIPACOES LTDA.*
                                                 ---------------------------------------------------------------------
                                                      Number         %        Number        %       Number       %
----------------------------------------------------------------------------------------------------------------------

SUZANO PETROQUIMICA S.A.                              177,417,999 100.00%                         177,417,999 100.00%
OTHER                                                           1                                           1
                                                 ---------------------------------------------------------------------

                                                      177,418,000 100.00%                         177,418,000 100.00%
                                                 =====================================================================
----------------------------------------------------------------------------------------------------------------------

* Information extracted from IAN of Shareholder Politeno Ind. e Comercio S.A., are-submitted on 6/12/2003

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

>>   Composition - EDN Distribuidora do Nordeste Ltda shareholders

--------------------------------------------------------------------------------------------------------------------
                                                                            SHARES
                                           -------------------------------------------------------------------------
SHAREHOLDER - EDN ESTIRENO DO NORDESTE              COMMON                 PREFERRED                 TOTAL
S.A.
                                           -------------------------------------------------------------------------
                                               Number         %          Number         %       Number        %
--------------------------------------------------------------------------------------------------------------------

DOW BRASIL S.A.                              7,743,952,134  100.00%    1,259,537,244 100.00% 9,003,489,378  100.00%
OTHER                                                    6                                               6
                                           -------------------------------------------------------------------------

                                             7,743,952,140  100.00%    1,259,537,244 100.00% 9,003,489,384  100.00%
                                           =========================================================================
--------------------------------------------------------------------------------------------------------------------

>>   Composition - Polipropileno Participacoes shareholders

--------------------------------------------------------------------------------
                                                           QUOTAS
QUOTAHOLDER - SUZANO QUIMICA LTDA
                                                     ---------------------------
                                                       Number %
--------------------------------------------------------------------------------

SUZANO PETROQUIMICA S/A                              629,702,681         100.00%
OTHER                                                          1
                                                     ---------------------------

                                                     629,702,682         100.00%
                                                     ===========================
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                               -----------------------------------------------------------------------
SHAREHOLDER - BANCO DO ESTADO DE SAO PAULO              COMMON                 PREFERRED               TOTAL
S/A - BANESPA
                                               -----------------------------------------------------------------------
                                                 Number            %        Number          %       Number        %
----------------------------------------------------------------------------------------------------------------------

BANCO SANTANDER S/A                              19,123,553,524   98.71% 18,621,085,269   96.11% 37,744,638,793  97.41%
OTHER                                               250,367,231    1.29%    752,835,486    3.89%  1,003,202,717   2.59%
                                               -----------------------------------------------------------------------

                                                 19,373,920,755  100.00% 19,373,920,755  100.00% 38,747,841,510 100.00%
                                               =======================================================================
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                               -----------------------------------------------------------------------
SHAREHOLDER - BANCO SANTANDER S/A                       COMMON                 PREFERRED               TOTAL
                                               -----------------------------------------------------------------------
                                                 Number            %        Number        %       Number        %
----------------------------------------------------------------------------------------------------------------------

BANCO SANTANDER CENTRAL HISPANO S/A                   2,397,039   96.71%     2,397,039  96.71%     4,794,078   96.71%
OUTROS                                                   81,592    3.29%        81,592   3.29%       163,184    3.29%
                                               -----------------------------------------------------------------------

                                                      2,478,631  100.00%     2,478,631 100.00%     4,957,262  100.00%
                                               =======================================================================
----------------------------------------------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

>>   Composition- ODEBRECHT Investimentos S.A. shareholders

---------------------------------------------------------------------------
                                                         QUOTAS
                                                  -------------------------
QUOTAHOLDER- KIEPPE PARTICIPACOES E ADM. LTDA       Number          %
---------------------------------------------------------------------------
---------------------------------------------------------------------------

KIEPPE PATRIMONIAL LTDA. S/C                            221,218     99.87%
OTHER                                                       280      0.13%
                                                  -------------------------

                                                        221,498    100.00%
                                                  =========================
---------------------------------------------------------------------------

---------------------------------------------------------------------------
                                                         QUOTAS
QUOTAHOLDER - GRADIN & CIA. LTDA.
                                                  -------------------------
                                                  -------------------------
                                                    Number          %
---------------------------------------------------------------------------
---------------------------------------------------------------------------

VICTOR CALIXTO GRADIN BOULHOSA                        8,615,549     12.36%
ANA MARIA  DE ALMEIDA GRADIN                         20,357,583     29.22%
BERNARDO AFONSO DE ALMEIDA GRADIN                    20,356,317     29.21%
MIGUEL DE ALMEIDA GRADIN                             20,356,317     29.21%
                                                  -------------------------

                                                     69,685.766    100.00%
                                                  =========================
---------------------------------------------------------------------------

>>   Composition - Petroquimica da Bahia S.A. shareholders

---------------------------------------------------------------------------
                                                         QUOTAS
QUOTAHOLDER - PIN PETROQUIMICA LTDA.
                                                ---------------------------
                                                    Number          %
---------------------------------------------------------------------------

PQ INVESTIMENTO E PARTICIPACOES LTDA.               948.453.192     38.12%
PARTICIPACOES INDUSTRIAIS DO NORDESTE S.A.          830.985.210     33.40%
IDEMETSU PETROCHEMICAL Co. LTD.                     677.836.252     27.24%
OTHER                                                30.659.826      1.23%
                                                ---------------------------

                                                  2,487,934,480    100.00%
                                                ===========================
---------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

>>   Composition - BB Adm. de ativos DTVM shareholders.

---------------------------------------------------------------------------------------------------------------------
                                                     SHARES
                                                 --------------------------------------------------------------------
SHAREHOLDER - BANCO DO BRASIL                        COMMON                  PREFERRED          TOTAL
                                                 --------------------------------------------------------------------
                                                     Number        %       Number      %        Number         %
---------------------------------------------------------------------------------------------------------------------

NATIONAL TREASURY                                533,507,414,282  71.78%                    533,507,414,282   71.78%
CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO
  DO BRASIL                                      102,536,550,023  13.80%                    102,536,550,023   13.80%
BNDES PARTICIPACOES S.A.                          42,985,035,230   5.78%                     42,985,035,230    5.78%
OTHER                                             64,246,506,963   8.64%                     64,246,506,963    8.64%
                                                 --------------------------------------------------------------------

                                                 743,275,506,498 100.00%                    743,275,506,498  100.00%
                                                 ====================================================================
---------------------------------------------------------------------------------------------------------------------

>>   Composition - SPQ Investimentos e Participacoes Ltda. shareholders

----------------------------------------------------------------------------------------------------------------------
                                                                                SHARES
                                                  --------------------------------------------------------------------
SHAREHOLDER - SUZANO PETROQUIMICA S.A.                    COMMON                PREFERRED               TOTAL
                                                  --------------------------------------------------------------------
                                                      Number         %        Number        %       Number       %
----------------------------------------------------------------------------------------------------------------------

NEMOFEFFER S.A.                                        97,365,154  99.99%        136,745   0.11%   97,501,899  44.08%
OTHER                                                      10,292   0.01%    123,683,189  99.89%  123,693,481  55.92%
                                                  --------------------------------------------------------------------

                                                       97,375,446 100.00%    123,819,934 100.00%  221,195,380 100.00%
                                                  ====================================================================
----------------------------------------------------------------------------------------------------------------------

>>   Composition - EDN Estireno do Nordeste shareholders

--------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                                 -------------------------------------------------------------------
DOW BRASIL S.A.                                          COMMON                PREFERRED              TOTAL
                                                 -------------------------------------------------------------------
                                                     Number        %        Number        %      Number       %
--------------------------------------------------------------------------------------------------------------------

MODELAND INTERNATIONAL HOLDINGS INC.                205,671,528  100.00%                       205,671,528  100.00%
OTHER                                                         3                                          3
                                                 -------------------------------------------------------------------

                                                    205,671,531  100.00%                       205,671,531  100.00%
                                                 ===================================================================
--------------------------------------------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

>>   Composition - KIEPPE Participacoes e Adm. Ltda. shareholders

--------------------------------------------------------------------------
                                                        QUOTAS
QUOTAHOLDER - KIEPPE PATRIMONIAL LTDA
                                              ----------------------------
                                                   Number          %
--------------------------------------------------------------------------

EPAC PATRIMONIAL S/C LTDA                           14,198,332     20.00%
RIOCON PATRIMONIAL S/C LTDA                         14,198,332     20.00%
N.O. JR PATRIMONIAL LTDA                            14,198,332     20.00%
IPQ PATRIMONIAL S/C LTDA                            14,198,332     20.00%
EAO PATRIMONIAL S/C LTDA                            14,198,332     20.00%
                                              ----------------------------

                                                    70,991,660    100.00%
                                              ============================
--------------------------------------------------------------------------------

>>   Composition - PIN PETROQUIMICA LTDA. shareholders

------------------------------------------------------------------------------
                                                            QUOTAS
                                                   ---------------------------
QUOTAHOLDER - PQ INVESTIMENTOS E PARTICIPACOES         Number          %
LTDA.
------------------------------------------------------------------------------

PARTICIPACOES INDUSTRIAIS DO NORDESTE S/A               11,024,775    100.00%
PEDRO HENRIQUE MARIANI BITTENCOURT                               1
                                                   ---------------------------

                                                        11,024,776    100.00%
                                                   ===========================
------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

>>   Composition - SUZANO PETROQUIMICA S.A. shareholders

---------------------------------------------------------------------------------------------------------------------
                                                                            SHARES
                                           --------------------------------------------------------------------------
SHAREHOLDER - NEMOFEFFER S.A.                       COMMON                 PREFERRED                  TOTAL
                                           --------------------------------------------------------------------------
                                               Number         %          Number         %        Number        %
---------------------------------------------------------------------------------------------------------------------

FANNY FEFFER                                    11,002,630   27.51%        7,620,440  22.41%     18,623,070   25.17%
BETTY V. FEFFER                                  8,999,187   22.50%        7,605,831  22.37%     16,605,018   22.44%
DANIEL FEFFER                                    4,999,545   12.50%        4,077,567  11.99%      9,077,112   12.27%
DAVID FEFFER                                     4,999,545   12.50%        4,059,068  11.94%      9,058,613   12.24%
JORGE FEFFER                                     4,999,545   12.50%        4,057,267  11.93%      9,056,812   12.24%
RUBEN FEFFER                                     4,999,545   12.50%        4,055,567  11.93%      9,055,112   12.24%
OTHER                                                    3                 2,524,260   7.42%      2,524,263    3.41%
                                           --------------------------------------------------------------------------

                                                40,000,000  100.00%       34,000,000 100.00%     74,000,000  100.00%
                                           ==========================================================================
---------------------------------------------------------------------------------------------------------------------

>>   Composition - BANCO DO BRASIL S.A. shareholders

--------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                                 -------------------------------------------------------------------
SHAREHOLDER - BNDES PARTICIPACOES S.A.                   COMMON                PREFERRED          TOTAL
                                                 -------------------------------------------------------------------
                                                    Number         %        Number        %       Number       %
--------------------------------------------------------------------------------------------------------------------

BANCO NACIONAL DO DESENVOLVIMENTO ECONOMICO E
SOCIAL-BNDES                                                 1   100.00%                                  1 100.00%
                                                 -------------------------------------------------------------------

                                                             1   100.00%                                  1 100.00%
                                                 ===================================================================
--------------------------------------------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

>>   Composition - PQ INVESTIMENTOS E PARTICIPACOES LTDA shareholder

--------------------------------------------------------------------------------------------------------------------
                                                                              SHARES
                                               ---------------------------------------------------------------------
SHAREHOLDER - PARTICIPACOES INDUSTRIAIS DO            COMMON               PREFERRED                 TOTAL
NORDESTE S/A
                                               ---------------------------------------------------------------------
                                                  Number       %         Number         %       Number        %
--------------------------------------------------------------------------------------------------------------------

ALAIN CHARLES EDOUARD MOREAU                          6,114   9.70%                                  6,114    9.70%
ANGELA MARIANI FLAKSMAN                               3,433   5.45%                                  3,433    5.45%
EDUARDO MARIANI BITTENCOURT                           5,675   9.01%                                  5,675    9.01%
GLORIA MARIA MARIANI BITEENCOURT                      3,433   5.45%                                  3,433    5.45%
LUIZ CLEMENTE MARIANI BITTENCOURT                     3,433   5.45%                                  3,433    5.45%
MARIA CLARA MARIANI BITTENCOURT                       3,433   5.45%                                  3,433    5.45%
OTHER                                                37,479  59.49%                                 37,479   59.49%
                                               ---------------------------------------------------------------------

                                                     63,000 100.00%                                 63,000     100%
                                               =====================================================================
--------------------------------------------------------------------------------------------------------------------

>>   Composition - BNDES PARTICIPACOES S.A. shareholders

--------------------------------------------------------------------------------------------------------------------
                                                                              SHARES
                                               ---------------------------------------------------------------------
SHAREHOLDER - BANCO NACIONAL DO                     COMMON                    PREFERRED         TOTAL
DESENVOLVIMENTO ECOMICO E SOCIAL - BNDES
                                               ---------------------------------------------------------------------
                                                    Number         %        Number       %      Number        %
--------------------------------------------------------------------------------------------------------------------

FEDERAL GOVERNMENT                                6,273,711,452  100.00%                     6,273,711,452  100.00%
                                               ---------------------------------------------------------------------

                                                  6,273,711,452  100.00%                     6,273,711,452  100.00%
                                               =====================================================================
--------------------------------------------------------------------------------------------------------------------

>>   Composition - KIEPPE Patrimonial Ltda. quotaholders

--------------------------------------------------------------------------------
                                                              QUOTAS
QUOTAHOLDERS - EPAC PATRIMONIAL S/C LTDA
                                                      --------------------------
                                                        Number             %
--------------------------------------------------------------------------------

EDUARDO ODEBRECHT DE QUEIROZ                           166,452           25.00%
PAULO ODEBRECHT DE QUEIROZ                             166,452           25.00%
ALEXANDRE ODEBRECHT DE QUEIROZ                         166,452           25.00%
CRISTINA ODEBRECHT DE QUEIROZ                          166,452           25.00%
                                                      --------------------------

                                                       665,808          100.00%
                                                      ==========================
--------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                              QUOTAS
QUOTAHOLDERS - RIOCON PATRIMONIAL S/C LTDA
                                                      --------------------------
                                                        Number             %
--------------------------------------------------------------------------------

EDUARDO ODEBRECHT                                      538,601           51.02%
MARIA DA GLORIA N. ODEBRECHT                           517,009           48.98%
                                                    ----------------------------

                                                    1,055,610           100.00%
                                                    ============================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                              QUOTAS
QUOTAHOLDERS - N.O. JR. PATRIMONIAL LTDA
                                                      --------------------------
                                                        Number             %
--------------------------------------------------------------------------------

NORBERTO ODEBRECHT JUNIOR                             3,107,094         100.00%
OTHER                                                         1
                                                      --------------------------

                                                      3,107,095         100.00%
                                                      ==========================
--------------------------------------------------------------------------------

Braskem S.A.

Other Information Deemed Relevant by the Company
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                 QUOTAS
QUOTAHOLDERS - IPQ PATRIMONIAL S/C LTDA
                                                      --------------------------
                                                        Number             %
--------------------------------------------------------------------------------

FRANCISCO PELTIER QUEIROZ                              808,514           51.02%
ILKA ODEBRECHT PELTIER QUEIROZ                         776,104           48.98%
OTHER                                                        6
                                                    ----------------------------

                                                     1,584,624          100.00%
                                                    ============================
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                QUOTAS
QUOTAHOLDERS - EAO PATRIMONIAL S/C LTDA
                                                      --------------------------
                                                        Number             %
--------------------------------------------------------------------------------

EMILIO ALVES ODEBRECHT                                 538,601           51.02%
REGINA AMELIA BAHIA ODEBRECHT                          517,009           48.98%
OTHER                                                        8
                                                    ----------------------------

                                                     1,055,618          100.00%
                                                    ============================
--------------------------------------------------------------------------------

2) Shareholding of controlling shareholders, managers and shares outstanding at 9/30/2003.

----------------------------------------------------------------------------------------------------------------------
                                                                               SHARES
                                               -----------------------------------------------------------------------
                                                   COMMON                    PREFERRED            TOTAL
                                               -----------------------------------------------------------------------
SHAREHOLDERS                                       Number        %        Number         %        Number        %
----------------------------------------------------------------------------------------------------------------------

Controlling shareholders                          924,260,634  75.38%     973,217,868  44.80%  1,897,478,502   55.84%
Shareholders who signed the Memoranda of          217,833,433  17.77%     440,730,279  20.29%    658,563,712    19.38%
                                                 ------------            ------------           -----------
  Sub Total                                     1,142,094,067           1,413,948,147          2,556,042,214
Board of Directors                                          9                 290,030   0.01%        290,039     0.01%
Officers
Audit Committee
Treasury stock                                                             53,007,864   2,44%     53,007,864    1.56%
Outstanding stock                                  83,997,081   6.85%     705,333,763  32.47%    789,330,844   23.23%
Total shares issued                             1,226,091,148 100.00%   2,172,289,774 100.00%  3,398,380,922  100.00%
----------------------------------------------------------------------------------------------------------------------

                                       67